UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.     )

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CISCO SYSTEMS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CISCO SYSTEMS, INC.

September 20, 2005

DEAR CISCO SYSTEMS SHAREHOLDER:

You are cordially invited to attend the Annual Meeting of Shareholders of Cisco Systems, Inc., which will be held at the Santa Clara Convention Center in Exhibit Hall A, located at 5001 Great America Parkway, Santa Clara, California on Tuesday, November 15, 2005, at 10:00 a.m. Pacific Time. You will find a map with directions to the meeting on the outside back cover of the Proxy Statement.

Details of the business to be conducted at the meeting are given in the attached Notice of Annual Meeting of Shareholders and the attached Proxy Statement.

Whether or not you plan to attend the meeting, please vote as soon as possible. You may vote via the Internet, by telephone or by mailing a completed proxy card as an alternative to voting in person at the meeting. Voting by any of these methods will ensure your representation at the meeting.

We look forward to seeing you at the meeting.

John T. Chambers

President and Chief Executive Officer

San Jose, California

YOUR VOTE IS IMPORTANT

In order to ensure your representation at the meeting, please complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope (to which no postage need be affixed if mailed in the United States) or submit your proxy and voting instructions via the Internet or by telephone. Please refer to the section entitled “Voting via the Internet, by Telephone or by Mail” on page 2 of the Proxy Statement for a description of these voting methods.

CISCO SYSTEMS, INC.

170 West Tasman Drive

San Jose, California 95134-1706

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held November 15, 2005

The Annual Meeting of Shareholders of Cisco Systems, Inc. will be held at the Santa Clara Convention Center in Exhibit Hall A, located at 5001 Great America Parkway, Santa Clara, California on Tuesday, November 15, 2005, at 10:00 a.m. Pacific Time for the following purposes:

1.  To elect eleven members of Cisco’s Board of Directors;

2.  To approve the adoption of the 2005 Stock Incentive Plan;

3.  To ratify the appointment of PricewaterhouseCoopers LLP as Cisco’s independent registered public accounting firm for the fiscal year ending July 29, 2006;

4.  To vote upon three proposals submitted by shareholders, if properly presented at the meeting; and

5.  To act upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The record date for determining those shareholders who will be entitled to notice of, and to vote at, the meeting and at any adjournments or postponements thereof is September 16, 2005. The stock transfer books will not be closed between the record date and the date of the meeting. A list of shareholders entitled to vote at the meeting will be available for inspection at Cisco’s principal executive offices at the address listed above.

Whether or not you plan to attend the meeting, please vote as soon as possible. You may vote via the Internet, by telephone or by mailing a completed proxy card as an alternative to voting in person at the meeting. For detailed information regarding voting instructions, please refer to the section entitled “Voting via the Internet, by Telephone or by Mail” on page 2 of the Proxy Statement. You may revoke a previously delivered proxy at any time prior to the meeting. If you decide to attend the meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Mark Chandler

Secretary

San Jose, California

September 20, 2005

i

ii

CISCO SYSTEMS, INC.

170 West Tasman Drive

San Jose, California 95134-1706

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

These proxy materials are provided in connection with the solicitation of proxies by the Board of Directors of Cisco Systems, Inc., a California corporation, for the Annual Meeting of Shareholders to be held at 10:00 a.m. Pacific Time on Tuesday, November 15, 2005, at the Santa Clara Convention Center in Exhibit Hall A, located at 5001 Great America Parkway, Santa Clara, California, and at any adjournments or postponements of the meeting. These proxy materials were first mailed on or about September 26, 2005 to all shareholders entitled to vote at the meeting.

PURPOSE OF MEETING

The specific proposals to be considered and acted upon at the meeting are summarized in the accompanying Notice of Annual Meeting of Shareholders. Each proposal is described in more detail in this Proxy Statement.

VOTING RIGHTS AND SOLICITATION

Voting

Only shareholders of record of Cisco common stock on September 16, 2005, the record date, will be entitled to vote at the meeting. Each shareholder of record will be entitled to one vote on each matter for each share of common stock held on the record date. On the record date, there were 6,275,163,194 shares of common stock outstanding. A majority of the outstanding shares of common stock must be present or represented by proxy at the meeting in order to have a quorum. Please note that banks and brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on “non-routine” proposals, such as the proposal to approve the adoption of the 2005 Stock Incentive Plan, but may vote their clients’ shares on other proposals. In the event that a broker, bank, custodian, nominee or other record holder of Cisco common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, referred to as a “broker non-vote,” then those shares will not be considered entitled to vote with respect to that matter. However, abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the meeting. In the election of directors, the eleven nominees receiving the highest number of affirmative votes will be elected. Proposal Nos. 2, 3, 4, 5 and 6 require the approval of the affirmative vote of a majority of the shares of common stock present or represented by proxy and voting at the meeting, together with the affirmative vote of a majority of the required quorum. Abstentions and broker non-votes could prevent approval of a proposal where the number of affirmative votes, though a majority of the votes represented and cast, does not constitute a majority of the required quorum. If the persons present or represented by proxy at the meeting constitute the holders of less than a majority of the outstanding shares of common stock as of the record date, the meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum. The inspector of elections appointed for the meeting will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Recommendations of the Board of Directors

Cisco’s Board of Directors recommends that you vote FOR each of the nominees of the Board of Directors (Proposal No. 1), FOR the approval of the adoption of the 2005 Stock Incentive Plan (Proposal No. 2), FOR the

ratification of the appointment of PricewaterhouseCoopers LLP as Cisco’s independent registered public accounting firm for the fiscal year ending July 29, 2006 (Proposal No. 3), and AGAINST each of the three proposals submitted by shareholders (Proposals Nos. 4, 5 and 6).

Voting via the Internet, by Telephone or by Mail

Shareholders whose shares are registered in their own names may vote via the Internet, by telephone or by mailing a completed proxy card as an alternative to voting in person at the meeting. Instructions for voting via the Internet or by telephone are set forth on the enclosed proxy card. To vote by mailing a proxy card, sign and return the enclosed proxy card in the enclosed prepaid and addressed envelope, and your shares will be voted at the meeting in the manner you direct. In the event that you return a signed proxy card on which no directions are specified, your shares will be voted FOR each of the nominees of the Board of Directors (Proposal No. 1), FOR the approval of the adoption of the 2005 Stock Incentive Plan (Proposal No. 2), FOR the ratification of the appointment of PricewaterhouseCoopers LLP as Cisco’s independent registered public accounting firm for the fiscal year ending July 29, 2006 (Proposal No. 3), AGAINST each of the three proposals submitted by shareholders (Proposals Nos. 4, 5 and 6), and in the discretion of the proxy holders as to any other matters that may properly come before the annual meeting.

If your shares are registered in the name of a bank or brokerage firm you will receive instructions from your holder of record that must be followed in order for the record holder to vote the shares per your instructions. Many banks and brokerage firms have a process for their beneficial holders to provide instructions over the phone or via the Internet. If Internet or telephone voting is unavailable from your bank or brokerage firm, please complete and return the enclosed voting instruction card in the addressed, postage paid envelope provided. If you hold shares through a bank or brokerage firm and wish to be able to vote in person at the meeting, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspector of elections with your ballot. Shareholders who elected to receive the 2005 Proxy Statement and Annual Report to Shareholders over the Internet will be receiving an e-mail on or about October 7, 2005 with information on how to access shareholder information and instructions for voting.

You may revoke or change a previously delivered proxy at any time before the meeting by delivering another proxy with a later date or by delivering written notice of revocation of your proxy to Cisco’s Secretary at Cisco’s principal executive offices before the beginning of the meeting. You may also revoke your proxy by attending the meeting and voting in person, although attendance at the meeting will not in and of itself revoke a valid proxy that was previously delivered. If you hold shares through a bank or brokerage firm, you must contact that firm to revoke any prior voting instructions. You may also vote in person at the annual meeting if you obtain a legal proxy as described in the preceding paragraph.

Proxy Solicitation Costs

Cisco will bear the entire cost of this solicitation of proxies, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional solicitation material that Cisco may provide to shareholders. Copies of solicitation material will be provided to brokerage firms, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners. In addition, Cisco has retained Georgeson Shareholder Communications, Inc. to act as a proxy solicitor in conjunction with the meeting. Cisco has agreed to pay that firm $17,500, plus reasonable out of pocket expenses, for proxy solicitation services. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram and other means by directors, officers and employees of Cisco. No additional compensation will be paid to these individuals for any such services.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

The names of persons who are nominees for director and their positions and offices with Cisco are set forth in the table below. The proxy holders intend to vote all proxies received by them for the nominees listed below unless otherwise instructed. The authorized number of directors is presently thirteen, and effective immediately prior to the annual meeting the authorized number of directors is being reduced to eleven.

Each of the current directors, other than Donald T. Valentine and Dr. James F. Gibbons, has been nominated for election by the Board of Directors upon recommendation by the Nomination and Governance Committee and has decided to stand for re-election. Mr. Valentine and Dr. Gibbons were not eligible to be renominated for election under Cisco’s age limit policy adopted in July 2005. The policy provides that no individual will be eligible to be nominated or renominated for election to the Board of Directors after his or her 70th birthday, provided that in the case of John P. Morgridge, the current Chairman of the Board, this policy shall take effect for nominations for Cisco’s 2006 Annual Meeting of Shareholders. Both Mr. Valentine and Dr. Gibbons intend to serve on the Board of Directors through the date of the annual meeting.

Richard M. Kovacevich was appointed to the Board of Directors in January 2005 upon the recommendation of the Nomination and Governance Committee. Mr. Kovacevich was brought to the attention of the Nomination and Governance Committee as a candidate by one of Cisco’s independent, non-management directors.

Proxies may not be voted for more than eleven directors. In the event any nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee, if any, who may be designated by the Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware that any nominee is unable or will decline to serve as a director. The eleven nominees receiving the highest number of affirmative votes of the shares entitled to vote at the meeting will be elected to the Board of Directors to serve until the next annual meeting of shareholders and until their successors have been elected and qualified. Shareholders may not cumulate votes in the election of directors.

Nominees	Positions and Offices Held with Cisco
Carol A. Bartz	Director
M. Michele Burns	Director
Larry R. Carter	Senior Vice President, Office of the President and Director
John T. Chambers	President, Chief Executive Officer and Director
Dr. John L. Hennessy	Director
Richard M. Kovacevich	Director
Roderick C. McGeary	Director
James C. Morgan	Director
John P. Morgridge	Chairman of the Board
Steven M. West	Director
Jerry Yang	Director

Business Experience of Nominees

Ms. Bartz, 57, has been a member of the Board of Directors since November 1996. Since April 1992, she has served as Chairman of the Board and Chief Executive Officer of Autodesk, Inc. Prior to that, she was employed by Sun Microsystems, Inc. from 1983 to April 1992. Ms. Bartz also currently serves on the board of directors of Network Appliance, Inc.

Ms. Burns, 47, has been a member of the Board of Directors since November 2003. She has been Executive Vice President, Chief Financial Officer and Chief Restructuring Officer of Mirant Corporation since May 2004. From August 2000 to April 2004, she served as Executive Vice President and Chief Financial Officer of Delta Air Lines, Inc., which in September 2005 filed for protection under Chapter 11 of the United States Bankruptcy Code. From January 1999 to August 2000 she held various positions in Delta’s finance and tax departments. Prior to that, Ms. Burns was a partner at Arthur Andersen LLP from 1991 to January 1999. Ms. Burns also currently serves on the board of directors of Wal-Mart Stores, Inc.

Mr. Carter, 62, has been a member of the Board of Directors since July 2000. He joined Cisco in January 1995 as Vice President of Finance and Administration, Chief Financial Officer and Secretary. In July 1997, he was promoted to Senior Vice President of Finance and Administration, Chief Financial Officer and Secretary. In May 2003, upon his retirement as Chief Financial Officer and Secretary, he was appointed Senior Vice President, Office of the President. Before joining Cisco, he was employed by Advanced Micro Devices, Inc. as Vice President and Corporate Controller. Mr. Carter also currently serves on the board of directors of QLogic Corporation.

Mr. Chambers, 56, has been a member of the Board of Directors since November 1993. He joined Cisco as Senior Vice President in January 1991 and was promoted to Executive Vice President in June 1994. Mr. Chambers was promoted to President and Chief Executive Officer of Cisco as of January 31, 1995. Before joining Cisco, he was employed by Wang Laboratories, Inc. for eight years, where, in his last role, he was the Senior Vice President of U.S. Operations.

Dr. Hennessy, 52, has been a member of the Board of Directors since January 2002. He has been President of Stanford University since September 2000. He served as Provost of Stanford from June 1999 to August 2000, Dean of the Stanford University School of Engineering from June 1996 to June 1999, and Chair of the Stanford University Department of Computer Science from September 1994 to March 1996. Dr. Hennessy also currently is the Chairman of the Board of Atheros Communications, Inc. and serves on the board of directors of Google Inc.

Mr. Kovacevich, 61, has been a member of the Board of Directors since January 2005. He has served as Chief Executive Officer of Wells Fargo & Company since November 1998, and became Chairman of the Board of Wells Fargo & Company in April 2001. He also served as President of Wells Fargo & Company from November 1998 to July 2005. From January 1993 to November 1998, he served as Chief Executive Officer of Norwest Corporation, which merged with Wells Fargo & Company in November 1998. During that time he also served as President of Norwest Corporation from January 1993 through January 1997 and as Chairman of the Board of Norwest Corporation from May 1995 to November 1998. He became a member of the board of directors of Norwest Corporation in 1986. Mr. Kovacevich also currently serves on the board of directors of Target Corporation.

Mr. McGeary, 55, has been a member of the Board of Directors since July 2003. He has served as Chairman of the Board of BearingPoint, Inc. since November 2004. From November 2004 to March 2005, he also served as interim Chief Executive Officer of BearingPoint, Inc. Mr. McGeary served as Chief Executive Officer of Brience, Inc. from July 2000 to July 2002. From April 2000 to June 2000 he served as a Managing Director of KPMG Consulting LLC, a wholly owned subsidiary of BearingPoint, Inc. (formerly KPMG Consulting, Inc.). From August 1999 to April 2000 he served as Co-President and Co-Chief Executive Officer of BearingPoint, Inc. From January 1997 to August 1999 he was employed by KPMG LLP as its Co-Vice Chairman of Consulting. Prior to 1997 he served in several capacities with KPMG LLP, including audit partner for technology clients. Mr. McGeary is a Certified Public Accountant and holds a B.S. degree in Accounting from Lehigh University. Mr. McGeary also currently serves on the board of directors of BroadVision, Inc.

Mr. Morgan, 67, has been a member of the Board of Directors since January 1998. He has served as Chairman of the Board of Applied Materials, Inc. since 1987. From 1977 to April 2003 he served as Chief

Executive Officer of Applied Materials, Inc. He was previously a senior partner with WestVen Management, a private venture capital partnership affiliated with Bank of America Corporation.

Mr. Morgridge, 72, joined Cisco as President and Chief Executive Officer and was elected to the Board of Directors in October 1988. Mr. Morgridge became Chairman of the Board on January 31, 1995, upon his retirement from the positions of President and Chief Executive Officer of Cisco.

Mr. West, 50, has been a member of the Board of Directors since April 1996. He is a founder and partner of Emerging Company Partners, which was formed in January 2004. Mr. West served as Chief Operating Officer of nCUBE Corporation, a provider of on-demand media systems, from December 2001 to July 2003. Prior to joining nCUBE, he was the President and Chief Executive Officer of Entera, Inc. from September 1999 until it was acquired by Blue Coat Systems, Inc. (formerly CacheFlow Inc.) in January 2001. From June 1996 to September 1999, he was President and Chief Executive Officer of Hitachi Data Systems, a joint venture computer hardware services company owned by Hitachi, Ltd. and Electronic Data Systems Corporation. Prior to that, Mr. West was at Electronic Data Systems Corporation from November 1984 to June 1996.

Mr. Yang, 36, has been a member of the Board of Directors since July 2000. He is a founder of Yahoo! Inc., and since March 1995 has been an executive of Yahoo! Inc. and has served as a member of its board of directors.

Corporate Governance

Cisco maintains a corporate governance page on its website which includes key information about its corporate governance initiatives, including Cisco’s Corporate Governance Policies, Cisco’s Code of Business Conduct, and charters for the committees of the Board of Directors. The corporate governance page can be found at www.cisco.com, by clicking on “About Cisco,” and then on “Corporate Governance,” under “Investor Relations.”

Cisco’s policies and practices reflect corporate governance initiatives that are compliant with the listing requirements of NASDAQ and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, including:

•	The Board of Directors has adopted clear corporate governance policies;

•	A majority of the board members are independent of Cisco and its management;

•	All members of the key board committees—the Audit Committee, the Compensation and Management Development Committee, and the Nomination and Governance Committee—are independent;

•	The independent members of the Board of Directors meet regularly without the presence of management;

•	Cisco has a clear code of business conduct that is monitored by its ethics office and is annually affirmed by its employees;

•	The charters of the board committees clearly establish their respective roles and responsibilities;

•	Cisco has an ethics office with a hotline available to all employees, and Cisco’s Audit Committee has procedures in place for the anonymous submission of employee complaints on accounting, internal accounting controls, or auditing matters;

•	Cisco has adopted a code of ethics that applies to its principal executive officer and all members of its finance department, including the principal financial officer and principal accounting officer; and

•	Cisco’s internal audit control function maintains critical oversight over the key areas of its business and financial processes and controls, and reports directly to Cisco’s Audit Committee.

Independent Directors

The Board of Directors has affirmatively determined that each member of the Board of Directors other than Mr. Carter, Mr. Chambers and Mr. Morgridge is independent under the criteria established by NASDAQ for independent board members. In addition, the Board of Directors has determined that the members of the Audit Committee meet the additional independence criteria required for audit committee membership. Ms. Bartz presides over regular meetings of the independent directors.

Board Committees and Meetings

During Cisco’s fiscal year ended July 30, 2005, the Board of Directors held seven meetings. During this period, all of the incumbent directors attended or participated in more than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which each such director served, during the period for which each such director served. Cisco’s directors are strongly encouraged to attend the annual meeting of shareholders. Nine of Cisco’s directors attended last year’s annual meeting.

Cisco has six standing committees: the Acquisition Committee, the Audit Committee, the Compensation and Management Development Committee, the Investment/Finance Committee, the Nomination and Governance Committee and the Technology Committee. Each of these committees has a written charter approved by the Board of Directors. A copy of each charter can be found under the Investor Relations section of our website at www.cisco.com. The members of the committees are identified in the following table.

Director	Acquisition Committee	Audit Committee	Compensation and Management Development Committee	Investment/ Finance Committee	Nomination and Governance Committee	Technology Committee
Carol A. Bartz	X		Chair		X
M. Michele Burns	X	X
Larry R. Carter				X
John T. Chambers	Chair
Dr. James F. Gibbons			X		X	X
Dr. John L. Hennessy						Chair
Richard M. Kovacevich
Roderick C. McGeary		X
James C. Morgan			X	Chair	X
John P. Morgridge	X			X
Donald T. Valentine	X			X	Chair	X
Steven M. West		Chair		X
Jerry Yang			X			X

Acquisition Committee

The Acquisition Committee reviews acquisition strategies and opportunities with management, approves certain acquisitions and investment transactions and also makes recommendations to the Board of Directors. This committee held six meetings during the last fiscal year.

Audit Committee

The Audit Committee is responsible for reviewing the financial information which will be provided to shareholders and others, reviewing the system of internal controls which management and the Board of Directors have established, appointing, retaining and overseeing the performance of the independent registered public accounting firm, overseeing Cisco’s accounting and financial reporting processes and the audits of Cisco’s financial statements, and pre-approving audit and permissible non-audit services provided by the independent registered public accounting firm. This committee held eleven meetings during the last fiscal year. The Board of Directors has determined that each of Ms. Burns and Mr. McGeary is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K. Each member of this committee is an independent director and meets each of the other requirements for audit committee members under applicable NASDAQ listing standards.

Compensation and Management Development Committee

The Compensation and Management Development Committee’s (the “Compensation Committee”) basic responsibility is to review the performance and development of Cisco’s management in achieving corporate goals and objectives and to assure that Cisco’s senior executives are compensated effectively in a manner consistent with Cisco’s strategy, competitive practice, and the requirements of the appropriate regulatory bodies. Toward that end, this committee oversees, reviews and administers all of Cisco’s compensation, equity and employee benefit plans and programs. This committee held seven meetings during the last fiscal year. Each member of this committee is an independent director under applicable NASDAQ listing standards, an “outside director” as defined in Section 162(m) of the Internal Revenue Code and a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934.

Investment/Finance Committee

The Investment/Finance Committee reviews and approves Cisco’s global investment policy, reviews minority investments, fixed income assets and insurance risk management policies and programs, oversees Cisco’s stock repurchase programs, and also reviews Cisco’s currency, interest rate and equity risk management policies. This committee is also authorized to approve the issuance of debt securities, certain real estate acquisitions and leases, and charitable contributions made on behalf of Cisco. This committee held three meetings during the last fiscal year.

Nomination and Governance Committee

The Nomination and Governance Committee is responsible for overseeing, reviewing and making periodic recommendations concerning Cisco’s corporate governance policies, and for recommending to the full Board of Directors candidates for election to the Board of Directors. This committee held four meetings during the last fiscal year. Each member of this committee is an independent director under applicable NASDAQ listing standards.

Nominees for the Board of Directors should be committed to enhancing long-term shareholder value and must possess a high level of personal and professional ethics, sound business judgment and integrity. The Board of Directors’ policy is to encourage selection of directors who will contribute to Cisco’s overall corporate goals: responsibility to its shareholders, technology leadership, effective execution, high customer satisfaction and superior employee working environment. The Nomination and Governance Committee may from time to time review the appropriate skills and characteristics required of board members, including such factors as business experience, diversity, and personal skills in technology, finance, marketing, international business, financial reporting and other areas that are expected to contribute to an effective Board of Directors. In evaluating potential candidates for the Board of Directors, the Nomination and Governance Committee considers these factors in the light of the specific needs of the Board of Directors at that time.

In recommending candidates for election to the Board of Directors, the Nomination and Governance Committee considers nominees recommended by directors, officers, employees, shareholders and others, using the same criteria to evaluate all candidates. The Nomination and Governance Committee reviews each candidate’s qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in certain members of the Board of Directors. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate. Upon selection of a qualified candidate, the Nomination and Governance Committee would recommend the candidate for consideration by the full Board of Directors. The Nomination and Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees. To recommend a prospective nominee for the Nomination and Governance Committee’s consideration, submit the candidate’s name and qualifications to Cisco’s Secretary in writing to the following address: Cisco Systems, Inc., Attn: Secretary, 170 West Tasman Drive, San Jose, California 95134, with a copy to Cisco Systems, Inc., Attn: General Counsel at the same address. When submitting candidates for nomination to be elected at the Company’s annual meeting of shareholders, shareholders must also follow the notice procedures and provide the information required by Cisco’s bylaws.

In particular, for the Nominating and Governance Committee to consider a candidate recommended by a shareholder for nomination at the 2006 Annual Meeting of Shareholders, the recommendation must be delivered or mailed to and received by Cisco’s Secretary between June 28, 2006 and July 28, 2006 (or, if the 2006 annual meeting is not held within 30 days of the anniversary of the date of the 2005 annual meeting, within 10 days after Cisco’s public announcement of the date of the 2006 annual meeting). The recommendation must include the information specified in Cisco’s bylaws, including the following:

•	The shareholder’s name and address and the beneficial owner, if any, on whose behalf the nomination is proposed;

•	The shareholder’s reason for making the nomination at the annual meeting, and the signed consent of the nominee to serve if elected;

•	The number of shares owned by, and any material interest of, the record owner and the beneficial owner, if any, on whose behalf the record owner is proposing the nominee;

•	A description of any arrangements or understandings between the shareholder, the nominee and any other person regarding the nomination; and

•	Information regarding the nominee that would be required to be included in Cisco’s proxy statement by the rules of the Securities and Exchange Commission, including the nominee’s age, business experience for the past five years and any other directorships held by the nominee.

Technology Committee

The Technology Committee is responsible for reviewing Cisco’s technology development and strategic opportunities, including in the context of Cisco’s long term strategic planning in both new and existing businesses and markets. This committee held one meeting during the last fiscal year.

Director Compensation

During the 2005 fiscal year, non-employee directors were each paid a $75,000 regular annual retainer fee for serving on the Board of Directors for the year of board service beginning upon election at the 2004 Annual Meeting of Shareholders, except that Mr. Kovacevich, whose period of board service did not commence until January 19, 2005, was paid $62,500. The chair of the Audit Committee received an additional annual retainer of $25,000, the chair of the Compensation Committee received an additional annual retainer of $10,000 and each non-employee member of each standing committee received an additional fee of $2,000 per meeting attended. During the 2005 fiscal year, non-employee directors were eligible to participate in the Discretionary Option Grant Program in effect under the 1996 Stock Incentive Plan and to receive periodic option grants under the

Automatic Option Grant Program in effect under the 1996 Stock Incentive Plan. Non-employee directors were also reimbursed for their expenses in attending meetings.

On November 18, 2004, the date of the last annual meeting of shareholders, each of the following non-employee directors re-elected to the Board of Directors received option grants under the 1996 Stock Incentive Plan for 20,000 shares of common stock with an exercise price of $19.52 per share: Ms. Bartz, Ms. Burns, Dr. Gibbons, Dr. Hennessy, Mr. McGeary, Mr. Morgan, Mr. Valentine, Mr. West and Mr. Yang. The shares subject to these options vest in two equal annual installments upon the completion of each year of board service. Mr. Kovacevich received initial option grants under the 1996 Stock Incentive Plan for 50,000 shares upon his appointment to the Board of Directors on January 19, 2005, with an exercise price of $18.15 per share. The shares subject to these options vest in four equal annual installments upon the completion of each year of board service. The exercise price for each option is equal to the closing selling price per share of common stock on the grant date. Each option has a term of nine years measured from the grant date, subject to earlier termination following the optionee’s cessation of board service. Each option is immediately exercisable for all of the shares underlying the option; however, any shares so purchased that remain unvested at the time of the optionee’s cessation of board service will be subject to Cisco’s right to repurchase those shares, at the option exercise price paid per share. Shares underlying the options vest immediately in full upon certain changes in control or ownership of Cisco or upon the optionee’s death or disability while a member of the Board of Directors.

Under Proposal No. 2, shareholders are being asked to approve the 2005 Stock Incentive Plan. Until the 1996 Stock Incentive Plan expires on or before December 31, 2006, non-employee directors will continue to receive annual option grants for the same number of shares under the 1996 Stock Incentive Plan (grants for 20,000 shares for re-elected non-employee directors and grants for 50,000 shares for new non-employee directors) and will not receive any awards under the 2005 Stock Incentive Plan, except as provided in the next paragraph. Upon expiration of the 1996 Stock Incentive Plan, the Board intends to issue annual option grants to non-employee directors under the 2005 Stock Incentive Plan for the same number of shares as issued previously under the 1996 Stock Incentive Plan. The 2005 Stock Incentive Plan does not provide for automatic annual grants to non-employee directors, but instead provides for discretionary awards to non-employee directors which may not exceed 50,000 shares for any non-employee director in any fiscal year.

To facilitate share ownership, if the 2005 Stock Incentive Plan is approved at the Annual Meeting of Shareholders, non-employee directors may also elect to receive fully vested shares of Cisco common stock in lieu of all or a specified portion of their regular annual cash retainer based on the fair market value of the shares on the date any regular annual cash retainer would otherwise be paid. Any shares received in lieu of any portion of a regular annual cash retainer will not count against the limit on the total number of shares that may be granted to a non-employee director during any fiscal year.

Shareholder Communications with the Board of Directors

Shareholders may communicate with Cisco’s Board of Directors through Cisco’s Secretary by sending an email to bod@cisco.com, or by writing to the following address: Board of Directors, c/o Secretary, Cisco Systems, Inc., 170 West Tasman Drive, San Jose, California 95134. Cisco’s Secretary will forward all correspondence to the Board of Directors, except for spam, junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. Cisco’s Secretary may forward certain correspondence, such as product-related inquiries, elsewhere within Cisco for review and possible response.

Recommendation of the Board of Directors

The Board of Directors recommends that the shareholders vote FOR the election of each of the nominees listed herein.

PROPOSAL NO. 2

APPROVAL OF THE 2005 STOCK INCENTIVE PLAN

Cisco is requesting that shareholders vote in favor of adopting the Cisco Systems, Inc. 2005 Stock Incentive Plan (the “New Stock Plan”), which was approved by the Board of Directors on July 14, 2005, subject to shareholder approval.

General

The following is a summary of the principal features of the New Stock Plan. This summary, however, does not purport to be a complete description of all of the provisions of the New Stock Plan. It is qualified in its entirety by reference to the full text of the New Stock Plan. A copy of the New Stock Plan has been filed with the Securities and Exchange Commission with this proxy statement, and any shareholder who wishes to obtain a copy of the New Stock Plan may do so by written request to the Secretary at Cisco’s headquarters in San Jose, California.

The New Stock Plan is designed to give Cisco additional flexibility to responsibly address changing accounting rules and corporate governance practices by utilizing stock options, stock grants, stock units, and stock appreciation rights. The 1996 Stock Incentive Plan (Cisco’s other active stock incentive plan) does not provide for stock units and only provides for limited use of stock grants. Therefore, in light of frequent changes in the accounting treatment of various equity incentives and the possibility of future accounting or tax changes, Cisco believes that it is advantageous for it to have maximum flexibility to design and implement future equity compensation.

The New Stock Plan contains the following important features:

•	Repricing of stock options and stock appreciation rights is prohibited unless shareholder approval is obtained.

•	Stock options and stock appreciation rights must be granted with an exercise price that is not less than 100% of the fair market value on the date of grant.

•	The ability to automatically receive replacement stock options when a stock option is exercised with previously acquired shares of Cisco common stock or so-called “stock option reloading” is not permitted.

•	The New Stock Plan has a two-year term with a fixed number of shares authorized for issuance. It is not an “evergreen” plan.

•	A total of 350,000,000 shares of Cisco’s common stock would be available under the New Stock Plan, which is 5.58% of the currently outstanding shares. When divided by the two-year term of the plan, this yields an average of 2.79% of the currently outstanding shares per year.

•	No more than 35,000,000 shares in the aggregate may be awarded as stock grants or stock units.

•	Until the 1996 Stock Incentive Plan expires on or before December 31, 2006, non-employee directors will continue to receive annual option grants for the same number of shares under the 1996 Stock Incentive Plan (grants for 20,000 shares for re-elected non-employee directors and grants for 50,000 shares for new non-employee directors) and will not receive any awards under the New Stock Plan, except as provided in the next bullet point. Upon expiration of the 1996 Stock Incentive Plan, the Board intends to issue annual option grants to non-employee directors under the New Stock Plan for the same number of shares as issued previously under the 1996 Stock Incentive Plan. Awards to non-employee directors are not automatic under the New Stock Plan; they are discretionary. However, a non-employee director may not receive awards exceeding 50,000 shares in any fiscal year.

•	To facilitate share ownership, non-employee directors may also elect to receive fully vested shares of Cisco common stock in lieu of all or a specified portion of their regular annual cash retainer based on the fair market value of the shares on the date any regular annual cash retainer would otherwise be paid. Any shares received in lieu of any portion of a regular annual cash retainer will not count against the limit on the total number of shares that may be granted to a non-employee director during any fiscal year.

The New Stock Plan’s effectiveness is dependent on the approval by shareholders at the meeting. The 1996 Stock Incentive Plan will remain in effect and is scheduled to expire on or before December 31, 2006. As of July 30, 2005, 216,949,159 shares were available for future issuance under the 1996 Stock Incentive Plan.

As of September 9, 2005, the fair market value of a share of Cisco common stock was $18.58.

Share Reserve

The aggregate number of shares of Cisco common stock that will be available for issuance under the New Stock Plan is 350,000,000 shares. If awards under the New Stock Plan are forfeited or terminate before being exercised, then the shares underlying those awards will again become available for awards under the New Stock Plan. Stock appreciation rights will be counted in full against the number of shares available for issuance under the New Stock Plan, regardless of the number of shares issued upon settlement of the stock appreciation rights.

No more than 35,000,000 shares in the aggregate may be awarded as stock grants or stock units. No participant in the New Stock Plan may be granted awards during any fiscal year in excess of any of the following limits: options covering in excess of 5,000,000 shares; stock appreciation rights covering in excess of 5,000,000 shares; or stock grants or stock units in the aggregate covering in excess of 5,000,000 shares. In addition, non-employee directors may only be granted awards under the New Stock Plan covering 50,000 or fewer shares per fiscal year. Non-employee directors may also elect to receive all or a specified portion of their regular annual cash retainer in fully vested shares of Cisco common stock based on the fair market value of the shares on the date any regular annual cash retainer would otherwise be paid. Any shares received in lieu of any portion of a regular annual cash retainer will not count against the limit on the total number of shares that may be granted to a non-employee director during any fiscal year.

In the event of a subdivision of the outstanding shares of Cisco common stock, a declaration of a dividend payable in shares, a declaration of a dividend payable in a form other than shares in an amount that has a material effect on the price of shares, a combination or consolidation of the outstanding shares (by reclassification or otherwise) into a lesser number of shares, a recapitalization, a spin-off or a similar occurrence, the New Stock Plan administrator will make appropriate adjustments to the number of shares and kind of shares or securities issuable under the New Stock Plan (on both an aggregate and per-participant basis) and under each outstanding award, to the award limits set forth in the preceding paragraph, and to the exercise price of outstanding options and stock appreciation rights.

Administration

The Compensation Committee will administer the New Stock Plan with respect to persons who are subject to Section 16 of the Securities Exchange Act of 1934 and awards intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code (the “Code”). Typically, the Compensation Committee or a separate committee of two or more of Cisco’s directors appointed by the Board of Directors will administer the New Stock Plan with respect to all other persons and awards. The New Stock Plan administrator has complete discretion, subject to the provisions of the New Stock Plan, to authorize stock options, stock grants, stock units and stock appreciation rights awards under the New Stock Plan. Notwithstanding the foregoing, only the full Board of Directors may grant and administer awards under the New Stock Plan to non-employee directors.

Eligibility and Types of Awards under the New Stock Plan

The New Stock Plan permits the granting of stock options, stock grants, stock units and stock appreciation rights by the New Stock Plan administrator. Stock appreciation rights may be awarded in combination with stock options or stock grants and such awards shall provide that the stock appreciation rights will not be exercisable unless the related stock options or stock grants are forfeited. Stock grants may be awarded in combination with nonstatutory stock options, and such awards may provide that the stock grants will be forfeited in the event that the related nonstatutory stock options are exercised.

Employees (including employee directors and executive officers) and consultants of Cisco and its subsidiaries and affiliates, and non-employee directors of Cisco will be eligible to participate in the New Stock Plan. As of September 9, 2005, approximately 38,500 employees (including employee directors and executive officers) and 10 non-employee directors would have been eligible to participate in the New Stock Plan if the plan had been in effect as of that date.

Options

The New Stock Plan administrator may grant nonstatutory stock options or incentive stock options under the New Stock Plan. However, the New Stock Plan administrator does not have the authority to grant stock options that automatically provide for the grant of new stock options upon their exercise. The number of shares covered by each stock option granted to a participant will be determined by the New Stock Plan administrator.

The New Stock Plan administrator may provide for time-based vesting or vesting upon satisfaction of performance goals and/or other conditions. Unless otherwise provided by the New Stock Plan administrator, stock options become exercisable with respect to 20% of the shares covered by the option on the first anniversary of the date of grant and monthly thereafter in 48 equal installments, provided that the recipient’s service has not terminated. The stock option exercise price is established by the New Stock Plan administrator and must be at least 100% of the per share fair market value of Cisco common stock on the date of grant. Repricing of stock options is prohibited unless shareholder approval is obtained. Unless the New Stock Plan administrator provides for earlier expiration, stock options will expire nine years after the date of grant. Unless otherwise provided by the New Stock Plan administrator, unvested stock options will expire upon termination of the optionee’s service with Cisco and vested stock options will expire three months following a termination for any reason other than death, disability, or cause; eighteen months following a termination for death or disability; and immediately following a termination for cause.

The exercise price must be paid at the time the shares are purchased. Consistent with applicable laws, regulations and rules, payment of the exercise price of a stock option may be made in cash, (including by check, wire transfer or similar means), by cashless exercise, by surrendering or attesting to previously acquired shares of Cisco common stock, or by any other legal consideration.

Stock Grants

The New Stock Plan administrator may award stock grants under the New Stock Plan. At the time of the stock grant, participants may be required to pay cash or other legal consideration approved by the New Stock Plan administrator, but the New Stock Plan does not establish a minimum purchase price for shares awarded as stock grants. Stock grants are comprised of shares of Cisco common stock. The number of shares associated with each stock grant will be determined by the New Stock Plan administrator. The New Stock Plan administrator may provide for time-based vesting or vesting upon satisfaction of performance goals and/or other conditions. When the stock grant award conditions are satisfied, then the participant is vested in the shares and has complete ownership of the shares. Unless otherwise provided by the New Stock Plan administrator, stock grants vest with respect to 20% of the shares covered by the grant on each of the first through fifth anniversaries of the date of grant, provided that the recipient’s service has not terminated.

Stock Units

The New Stock Plan administrator may award stock units under the New Stock Plan. Participants are not required to pay any consideration to Cisco at the time of grant of a stock unit. The number of shares covered by each stock unit award will be determined by the New Stock Plan administrator. The New Stock Plan administrator may provide for time-based vesting or vesting upon satisfaction of performance goals and/or other conditions. When the participant satisfies the vesting conditions of the stock unit award, Cisco will pay the participant cash or shares of Cisco common stock or any combination of both to settle the vested stock units. Conversion of the stock units into cash may be based on the average of the fair market value of a share of Cisco common stock over a series of trading days or on other methods. Unless otherwise provided by the New Stock Plan administrator, stock units vest with respect to 20% of the shares covered by the grant on each of the first through fifth anniversaries of the date of grant, provided that the recipient’s service has not terminated.

Stock Appreciation Rights

The New Stock Plan administrator may grant stock appreciation rights under the New Stock Plan. However, the New Stock Plan administrator does not have the authority to grant stock appreciation rights that automatically provide for the grant of new stock appreciation rights upon their exercise. The number of shares covered by each stock appreciation right will be determined by the New Stock Plan administrator.

The New Stock Plan administrator may provide for time-based vesting or vesting upon satisfaction of performance goals and/or other conditions. Unless otherwise provided by the New Stock Plan administrator, stock appreciation rights become exercisable with respect to 20% of the shares subject to the stock appreciation right on the first anniversary of the date of grant and monthly thereafter in 48 equal installments, provided that the participant’s service has not terminated. The stock appreciation right exercise price is established by the New Stock Plan administrator and must be at least 100% of the per share fair market value of Cisco common stock on the date of grant. Repricing of stock appreciation rights is prohibited unless shareholder approval is obtained. Unless the New Stock Plan administrator provides for earlier expiration, stock appreciation rights will expire nine years after the date of grant. Unless otherwise provided by the New Stock Plan administrator, unvested stock appreciation rights will expire upon termination of the participant’s service with Cisco and vested stock appreciation rights will expire three months following a termination for any reason other than death, disability, or cause; eighteen months following a termination for death or disability; and immediately following a termination for cause.

Upon exercise of a stock appreciation right, the participant will receive payment from Cisco in an amount determined by multiplying (a) the difference between (i) the fair market value of a share on the date of exercise and (ii) the exercise price times (b) the number of shares with respect to which the stock appreciation right is exercised. Stock appreciation rights may be paid in cash or shares of Cisco common stock or any combination of both, as determined by the New Stock Plan administrator.

Performance Goals

Awards under the New Stock Plan may be made subject to performance conditions as well as time-vesting conditions. Such performance conditions may be established and administered in accordance with the requirements of Section 162(m) of the Code for awards intended to qualify as “performance-based compensation” thereunder. To the extent that performance conditions under the New Stock Plan are applied to awards intended to qualify as performance-based compensation under Section 162(m) of the Code, such performance conditions shall utilize one or more objective measurable performance goals as determined by the New Stock Plan administrator based upon one or more factors, including, but not limited to: (i) operating income; (ii) earnings before interest, taxes, depreciation and amortization; (iii) earnings; (iv) cash flow; (v) market share; (vi) sales or revenue; (vii) expenses; (viii) cost of goods sold; (ix) profit/loss or profit margin; (x) working capital; (xi) return on equity or assets; (xii) earnings per share; (xiii) economic value added; (xiv) stock price; (xv) price/earnings ratio; (xvi) debt or debt-to-equity; (xvii) accounts receivable; (xviii) writeoffs; (xix) cash; (xx) assets; (xxi) liquidity; (xxii) operations; (xxiii) intellectual property (e.g., patents); (xxiv) product development; (xxv) regulatory activity; (xxvi) manufacturing, production or inventory; (xxvii) mergers and acquisitions or divestitures; and/or (xxviii) financings, each with respect to Cisco and/or one or more of its operating units.

Vesting Acceleration

For awards that are subject to vesting provisions, the New Stock Plan administrator may provide, at the time of grant of such awards or any time thereafter, that such awards will vest and become immediately exercisable in full in the event that Cisco is acquired by merger or asset sale or in the event there is a hostile takeover of Cisco, whether through a tender or exchange offer for more than thirty-five percent of Cisco’s outstanding voting securities which the Board of Directors does not recommend the shareholders accept, or a change in the majority of the members of the Board of Directors as a result of one or more contested elections for board membership. Unless otherwise provided in the applicable award agreement, outstanding stock options, stock appreciation rights, and stock units will vest and become immediately exercisable in full in the event that Cisco is acquired by merger or asset sale, unless such awards are assumed, substituted or replaced by the acquiring entity (or in the case of outstanding stock grants, the related stock grant agreements are assumed). In addition, the applicable award agreement may provide for accelerated vesting in the event of the participant’s death, disability or other events.

Amendment and Termination

The Board of Directors may amend the New Stock Plan at any time and for any reason, provided that any such amendment will be subject to shareholder approval to the extent shareholder approval is required by applicable laws, regulations, or rules. The Board of Directors may terminate the New Stock Plan at any time and for any reason, and the New Stock Plan is currently set to terminate at the 2007 Annual Meeting of Shareholders unless re-adopted or extended by the shareholders prior to or on such date. The termination or amendment of the New Stock Plan will not impair the rights or obligations of any participant under any award previously made under the New Stock Plan without the participant’s consent.

New Stock Plan Benefits

All awards to directors, executive officers, employees and consultants are made at the discretion of the New Stock Plan administrator. Therefore, the benefits and amounts that will be received or allocated under the New Stock Plan are not determinable at this time, and we have not included a table reflecting such benefits or awards. By way of background, please see “Executive Compensation and Related Information—Stock Options” on page 33 of this proxy statement for information regarding stock option awards to our named executive officers in fiscal 2005.

Federal Income Tax Consequences

The following is a brief summary of the federal income tax consequences applicable to awards granted under the New Stock Plan based on federal income tax laws in effect on the date of this proxy statement. This summary is not intended to be exhaustive and does not address all matters which may be relevant to a particular participant based on his or her specific circumstances. The summary expressly does not discuss the income tax laws of any state, municipality, or non-U.S. taxing jurisdiction, or the gift, estate, excise (including the rules applicable to deferred compensation under Code Section 409A), or other tax laws other than federal income tax law. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because individual circumstances may vary, Cisco advises all participants to consult their own tax advisors concerning the tax implications of awards granted under the New Stock Plan.

A recipient of a stock option or stock appreciation right will not have taxable income upon the grant of the stock option or stock appreciation right. For nonstatutory stock options and stock appreciation rights, the participant will recognize ordinary income upon exercise in an amount equal to the difference between the fair market value of the shares and the exercise price on the date of exercise. Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

The acquisition of shares upon exercise of an incentive stock option will not result in any taxable income to the participant, except, possibly, for purposes of the alternative minimum tax. The gain or loss recognized by the participant on a later sale or other disposition of such shares will either be long-term capital gain or loss or ordinary income, depending upon whether the participant holds the shares for the legally-required period (currently two years from the date of grant and one year from the date of exercise). If the shares are not held for the legally-required period, the participant will recognize ordinary income equal to the lesser of (i) the difference between the fair market value of the shares on the date of exercise and the exercise price, or (ii) the difference between the sales price and the exercise price.

For stock grant awards, unless vested or the participant elects to be taxed at the time of grant, the participant will not have taxable income upon the grant, but upon vesting will recognize ordinary income equal to the fair market value of the shares at the time of vesting less the amount paid for such shares (if any). Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

A participant is not deemed to receive any taxable income at the time an award of stock units is granted. When vested stock units (and dividend equivalents, if any) are settled and distributed, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of shares received less the amount paid for such stock units (if any).

At the discretion of the New Stock Plan administrator, the New Stock Plan allows a participant to satisfy his or her tax withholding requirements under federal and state tax laws in connection with the exercise or receipt of an award by electing to have shares withheld, and/or by delivering or attesting to Cisco already-owned shares of Cisco common stock.

If the participant is an employee or former employee, the amount the participant recognizes as ordinary income in connection with an award is subject to withholding taxes (not applicable to incentive stock options) and Cisco is allowed a tax deduction equal to the amount of ordinary income recognized by the participant, provided that, Code Section 162(m) contains special rules regarding the federal income tax deductibility of compensation paid to Cisco’s chief executive officer and to each of Cisco’s four other most highly compensated executive officers. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, Cisco can preserve the deductibility of certain compensation in excess of $1,000,000 if such compensation qualifies as “performance-based compensation” by complying with certain conditions imposed by the Code Section 162(m) rules (including the establishment of a maximum number of shares with respect to which awards may be granted to any one employee during one fiscal year) and if the material terms of such compensation are disclosed to and approved by the shareholders (e.g., see Performance Goals above). The New Stock Plan is structured with the intention that the Compensation Committee will have the discretion to make awards under the New Stock Plan that would qualify as “performance-based compensation” and be deductible. Cisco is seeking shareholder approval of the New Stock Plan to comply with Code Section 162(m).

Equity Compensation Plan Information

The following table provides information as of July 30, 2005 with respect to the shares of Cisco common stock that may be issued under existing equity compensation plans. The category “Equity compensation plans approved by security holders” in the table below consists of the 1996 Stock Incentive Plan, the Employee Stock Purchase Plan and its sub-plan, the International Employee Stock Purchase Plan. The category “Equity compensation plans not approved by security holders” in the table below consists of the 1997 Supplemental Stock Incentive Plan (the “Supplemental Plan”) and options to purchase shares of Cisco common stock that were issued to replace cancelled options in connection with Cisco’s acquisition of Latitude Communications, Inc. The table does not include information with respect to shares subject to outstanding options granted under equity compensation arrangements assumed by Cisco in connection with mergers and acquisitions of the companies that originally granted those options.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	1,396,912,526		$25.38	336,975,754	(2)
Equity compensation plans not approved by security holders	3,486,257	(3)(4)	$29.85	5,689,199	(5)

Total	1,400,398,783	(3)(6)	$25.39	342,664,953	(7)

(1)	Excludes purchase rights currently accruing under the Employee Stock Purchase Plan including its sub-plan, the International Employee Stock Purchase Plan.

(2)	Includes shares available for future issuance under the Employee Stock Purchase Plan including its sub-plan, the International Employee Stock Purchase Plan. As of July 30, 2005, as reported in Cisco’s 2005 Annual Report on Form 10-K, an aggregate of 120,026,595 shares of common stock were available for future issuance under this purchase plan. Also includes up to 961,672 shares that may be granted to independent, non-employee consultants as direct issuances under the 1996 Stock Incentive Plan.

(3)	Includes outstanding options to purchase 3,069,418 shares of Cisco common stock under the Supplemental Plan and outstanding options to purchase 416,839 shares of Cisco common stock that were issued to replace cancelled options in connection with Cisco’s acquisition of Latitude Communications, Inc.

(4)	Excludes options, warrants and other equity rights assumed by Cisco in connection with mergers and acquisitions. As of July 30, 2005, a total of 35,788,934 shares of Cisco common stock were issuable upon exercise of outstanding options under those assumed arrangements. The weighted average exercise price of those outstanding options is $10.25 per share. No additional options may be granted under those assumed equity rights.

(5)	Although these securities are available for issuance under the Supplemental Plan, Cisco will no longer make option grants or share issuances under the Supplemental Plan.

(6)	As of July 30, 2005, the aggregate number of shares issuable upon exercise of outstanding options as reported in Cisco’s 2005 Annual Report on Form 10-K were 1,436,187,717 shares, which included the 35,788,934 shares under the assumed equity rights described in footnote (4) above.

(7)	As of July 30, 2005, 216,949,159 shares were available for future issuance under the 1996 Stock Incentive Plan and 5,689,199 shares were available for future issuance under the Supplemental Plan for an aggregate total of 222,638,358 shares available for future issuance under stock incentive plans, as reported in Cisco’s 2005 Annual Report on Form 10-K. The shares available for future issuance under the purchase plan were 120,026,595 shares, as reported in Cisco’s 2005 Annual Report on Form 10-K.

The 1997 Supplemental Stock Incentive Plan

The Supplemental Plan was implemented by the Board of Directors on July 31, 1997. The Supplemental Plan is a non-shareholder approved plan, and Cisco will no longer make option grants or share issuances under the Supplemental Plan. Options may be granted and direct share issuances of common stock may be made under the Supplemental Plan to employees of Cisco (or any parent or subsidiary corporation) who are neither officers nor board members at the time of grant. The Board of Directors has authorized 9,000,000 shares of common stock for issuance under the Supplemental Plan. All option grants will have an exercise price per share, and all share issuances will have a purchase price per share, equal to the closing selling price per share of common stock on the grant or issuance date. Each option or share issuance may be subject to vesting. Any unvested options or share issuances will immediately vest and become exercisable in full upon certain changes in ownership of Cisco if the options are not assumed or replaced by the acquiring entity or the repurchase rights relating to share issuances are not assigned to the acquiring entity, as applicable. All options are non-statutory options under the federal tax law. As of July 30, 2005, options covering 3,069,418 shares of common stock were outstanding under the Supplemental Plan, 5,689,199 shares remained available for future option grants or share issuances, and options covering 241,383 shares had been exercised. No option grants or share issuances were made in fiscal 2005 under the Supplemental Plan.

Replacement Latitude Options

On January 12, 2004, Cisco acquired Latitude Communications, Inc. (“Latitude”). As part of this transaction, options to purchase Latitude common stock held by employees who continued to be employed by Cisco or Latitude following the transaction were cancelled and replaced with an aggregate of 492,985 options to purchase shares of Cisco common stock. The Latitude replacement options vest on the same vesting schedule as the cancelled options, and have a maximum term of nine (9) years. Each Latitude replacement option may accelerate with respect to 50% of the then-unvested shares if the related employee is terminated under certain circumstances within two years of the effective date of the transaction.

Recommendation of the Board of Directors

The Board of Directors recommends that the shareholders vote FOR the approval of the adoption of the Cisco Systems, Inc. 2005 Stock Incentive Plan.

PROPOSAL NO. 3

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

Cisco is asking the shareholders to ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as Cisco’s independent registered public accounting firm for the fiscal year ending July 29, 2006. In the event the shareholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in Cisco’s and its shareholders’ best interests.

PricewaterhouseCoopers LLP has audited Cisco’s consolidated financial statements annually since Cisco’s 1988 fiscal year. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that those representatives will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following is a summary of the fees billed to Cisco by PricewaterhouseCoopers LLP for professional services rendered for the fiscal years ended July 30, 2005 and July 31, 2004:

Fee Category	Fiscal 2005 Fees	Fiscal 2004 Fees
Audit Fees	$11,295,000	$3,902,000
Audit-Related Fees	169,000	6,401,000
Tax Fees	1,780,000	10,600,000
All Other Fees	77,000	884,000

Total Fees	$13,321,000	$21,787,000

Audit Fees.    Fiscal 2005 fees consist of fees billed for professional services rendered for the integrated audit of Cisco’s consolidated financial statements and of its internal control over financial reporting and review of the interim consolidated financial statements included in quarterly reports. Fiscal 2004 fees consist of fees billed for professional services rendered for the audit of Cisco’s consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports. Fiscal 2005 and fiscal 2004 fees also consist of fees billed for services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements.

Audit-Related Fees.    Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Cisco’s consolidated financial statements and are not reported under “Audit Fees.” These services include employee benefit plan audits, accounting consultations in connection with acquisitions, attest services that are not required by statute or regulation, consultations concerning financial accounting and reporting standards, and for fiscal 2004 professional services requested by Cisco in connection with its preparation for compliance with Section 404 of the Sarbanes-Oxley Act of 2002. Approximately $6,050,000 of the fiscal 2004 Audit-Related Fees relate to the additional professional services requested by Cisco in connection with its preparation for compliance with Section 404 of the Sarbanes-Oxley Act of 2002. Because Section 404 of the Sarbanes-Oxley Act of 2002 was effective for Cisco’s fiscal 2005, fees relating to Section 404 compliance for fiscal 2005 were included as part of the integrated audit of Cisco’s consolidated financial statements and of its internal control over financial reporting and such fees are included under “Audit Fees” above.

Tax Fees.    Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, assistance with tax reporting requirements and audit compliance, assistance with customs and duties compliance, value-added tax compliance, mergers and acquisitions tax compliance, and tax advice on international, federal and state tax matters. Tax compliance fees were $1,704,000 and $10,256,000 in fiscal 2005 and 2004, respectively. All other tax fees were $76,000 and $344,000 in fiscal 2005 and 2004, respectively.

All Other Fees.    Consists of fees for products and services other than the services reported above. These services included expatriate relocation coordination services provided to Cisco employees on international job assignments, translation of filings, and other miscellaneous services. There were no management consulting services provided.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to report periodically to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Recommendation of the Board of Directors

The Board of Directors recommends that the shareholders vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP to serve as Cisco’s independent registered public accounting firm for the fiscal year ending July 29, 2006.

PROPOSAL NO. 4

SHAREHOLDER PROPOSAL

The AFL-CIO Reserve Fund, 815 Sixteenth Street, N.W., Washington, D.C. 20006, a beneficial owner of 4,200 shares of Cisco common stock, has notified us that it intends to present the following proposal at the meeting:

Shareholder Proposal

RESOLVED, that the shareholders of Cisco Systems, Inc. (the “Company”) urge the Board of Directors to adopt a policy that a significant portion of future equity compensation grants to senior executives shall be shares of stock that require the achievement of performance goals as a prerequisite to vesting (“performance-vesting shares”).

This policy shall apply to existing employment agreements and equity compensation plans only if the use of performance-vesting shares can be legally implemented by the Company, and will otherwise apply to the design of all future plans and agreements.

Supporting Statement

We believe that our Company’s compensation policies should encourage the ownership of stock by senior executives in order to align their interests with those of shareholders. To achieve this goal, we favor granting senior executives actual shares of stock for meeting specified performance goals. In our opinion, performance-vesting shares are a better form of equity compensation than fixed-price stock options or time-vesting restricted stock.

Fixed-price stock option grants provide senior executives with incentives that may not be in the best interests of long-term shareholders. In our view, stock option grants promise executives all the benefit of share price increases with none of the risk of share price declines. Stock options can reward short-term decision-making because many executives’ options can be exercised just one year after the grant date. Furthermore, we believe that stock options can create a strong incentive to manipulate a company’s stock price through questionable or even fraudulent accounting.

Leading investors and regulators have questioned the use of stock options to compensate executives. Berkshire Hathaway CEO Warren Buffet has characterized fixed-price stock options as “really a royalty on the passage of time.” Federal Reserve Chairman Alan Greenspan blamed poorly-structured options for the ‘infectious greed’ of the 1990s, because “they failed to properly align the long-term interests of shareholders and managers.”

Similarly, we oppose granting executives time-vesting restricted stock that does not include any performance requirements. In our view, time-vesting restricted stock rewards tenure, not performance. Instead, we believe vesting requirements should be tailored to measure each individual executive’s performance through disclosed benchmarks, in addition to the Company’s share price. To align their incentives with those of long-term shareholders, we also believe that senior executives should be required to hold a significant portion of these performance-vesting shares for as long as they remain executives of the Company.

Executive compensation consultant Pearl Meyer has said “if a company is going to issue restricted stock grants as a way of making sure executives are owners rather than optionees, the grant should be earned on a performance basis—it shouldn’t be just a giveaway.” Former SEC Chairman Richard Breeden has stated that “there is not a strong reason for granting restricted stock rather than simply paying cash unless there are performance hurdles to vesting.”

Cisco’s Statement in Opposition to Proposal No. 4

The Board of Directors believes this proposal does not serve the best interests of Cisco or its shareholders and recommends a vote AGAINST it.

Executive compensation at Cisco is overseen by the Board of Directors through the Compensation Committee. The Compensation Committee consists exclusively of independent directors who make decisions they believe are in the best interests of Cisco and our shareholders. We have long supported the concept of performance-based compensation arrangements for senior executives. In particular, we believe that the compensation programs for our senior executives should be determined within a framework based on the achievement of designated financial targets, individual contribution, customer satisfaction and financial performance relative to that of our competitors. Furthermore, we believe that executive compensation should be designed to attract, motivate and retain talented executives responsible for our success.

We believe that we have already implemented a flexible compensation program for senior executives, which links compensation to performance. We believe that adopting a policy that requires a significant portion of future equity compensation grants to senior executives to automatically be performance-vesting restricted stock would put us at a competitive disadvantage by severely restricting the Compensation Committee’s discretion to select from among those compensation vehicles that best compensate our senior executives in a manner that is designed to enable us to achieve our goals of long-term success and increased shareholder value.

We also believe that time-vesting stock options are forms of incentive compensation that are inherently performance-based, since their eventual value to the recipient is directly linked to the stock price, which is largely driven by company performance. At this annual meeting, we are asking shareholders to approve the new Cisco Systems, Inc. 2005 Stock Incentive Plan. This new plan, if approved, will provide us additional flexibility in making awards to senior executives in that the plan allows for the use of not only time-vesting stock options, but also restricted stock, stock units, and stock appreciation rights.

Performance-vesting restricted stock has recently received significant attention, and in fiscal 2006, the Compensation Committee will consider this trend among the various alternatives for long-term equity incentive compensation. However, we believe that it is in the best interests of shareholders to allow the Compensation Committee the flexibility and discretion to use and introduce all available compensation and equity incentive tools as appropriate, based on the circumstances and information available at the time. The 2005 Stock Incentive Plan is designed to help us achieve this objective. This shareholder proposal would unduly limit the Compensation Committee’s flexibility and undercut its compensation philosophy by requiring that a significant portion of equity compensation be in one particular form.

Recommendation of the Board of Directors

For all the reasons set forth above, the Board of Directors recommends a vote AGAINST Proposal No. 4.

PROPOSAL NO. 5

SHAREHOLDER PROPOSAL

The Sisters of the Holy Names of Jesus and Mary, Washington Province, 2911 West Fort Wright Drive, Spokane, Washington 99224, who are the beneficial owners of 10,000 shares of Cisco common stock, joined by other filers (whose names, addresses and shareholdings will be provided by Cisco promptly upon receipt by Cisco Investor Relations of any oral or written request), have notified us that they intend to present the following proposal at the meeting:

Pay Disparity Cisco Systems, Inc.

WHEREAS, increasingly, shareholders, the government, citizens and public interest groups are concerned about the growth in compensation packages for top executives at certain U.S. corporations. These packages have increased the pay gap between highest and lowest paid employees and weakened the connection between corporate performance and executive compensation.

We believe that pay for the highest-level executives has become excessive, that management is frequently rewarded regardless of performance, and that CEOs receive exorbitant pay and bonuses while jobs are being cut and outsourced to reduce costs and boost share prices. It is our belief that executive compensation systems should provide a CEO with the incentive to build a successful, sustainable company, that prosperity should be shared broadly within the company and that profitability should be directed toward providing employment security and stability.

According to a study released in 2004 by United for a Fair Economy, the disparity between CEO and worker pay is growing. While CEO pay once bore a reasonable relationship to the pay of the average worker, the gap now stands at 300-to-1 in 2003, up from 282-to-1 in 2002.

In an effort to narrow the gap, Whole Foods Market prevents any executive, including CEO John Mackey, from earning an amount in salary and bonus that’s more than 14 times what the average worker makes. Mackey said, “We have a philosophy of shared fate, that we’re in this together.” (Wall Street Journal, April 12, 2004).

We believe that the contribution of employees is essential to corporate growth; both the executive and the workers should share in that success. There is a need to restore some measure of proportionality to the relative levels of compensation received by each.

William McDonough, chairman of the US public company accounting oversight board, urged compensation committees to review executive pay and said good bosses did not need to be paid exorbitant salaries: “There are lots of fine people in America ... who would be happy to be CEOs at more rational levels of income.” (CFO.com, March 1, 2004)

RESOLVED: shareholders request the Board’s Compensation Committee initiate a review of our company’s executive compensation policies and to make available, upon request, a report of that review by January 1, 2006 (omitting confidential information and processed at a reasonable cost). We request that the report include:

1.	A comparison of the total compensation package of top executives and our company’s lowest paid workers in the United States in July 1995 and July 2005.

2.	An analysis of changes in the relative size of the gap between the two groups and the rationale justifying this trend.

3.	An evaluation of whether our top executive compensation packages (including, but not limited to, options, benefits, perks, loans and retirement agreements) are “excessive” and should be modified.

4.	An explanation of whether the issues of sizable layoffs or the level of pay of our lowest paid workers should result in an adjustment of executive pay to “to more reasonable and justifiable levels.”

Cisco’s Statement in Opposition to Proposal No. 5

The Board of Directors believes this proposal does not serve the best interests of Cisco or its shareholders and recommends a vote AGAINST it.

We believe that we currently have in place a fair and reasonable pay package for all employees. Our compensation structure is egalitarian in that the same components of compensation (base salary, annual cash bonus and stock options) are used at all levels of the organization and no other compensation is used at any level (except certain commission-based compensation for our sales force). Performance, both at the company and individual level, is the primary criterion used to determine the amount of all variable compensation awards. Because performance is the primary driver of the majority of our compensation programs, the annual amount received and the disparity from one individual to the next with the same level of responsibility is the direct result of the individual’s performance for that year. Not surprisingly, the employees with the most responsibility in our organization have the largest percentage of their compensation “at risk” based on achievement of both company and individual performance goals. The Compensation Committee, which is comprised solely of independent directors, oversees all compensation awarded to our senior executives and the equity and employee benefit plans and programs in which they participate. The Compensation Committee reviews the performance of our senior executives in achieving our goals and objectives to ensure that they are reasonably and effectively compensated in a manner consistent with our strategy and performance. We refer you to the “Compensation Philosophy and Objectives” of the Compensation Committee on page 29 of this proxy statement for more information on the philosophy and objectives followed in structuring compensation for our senior executives.

We also refrain from offering exclusive perquisites to any employee or group of employees, including senior executives. We do not offer country club memberships, private use of corporate assets (such as aircraft, apartments or luxury boxes), supplemental retirement funds, tax-sheltered accounts or any similar perquisites to any segment of our employee base. Our senior executives have the same components (base salary, annual cash bonuses and stock options) of total compensation as do all of our employees.

We further note that as a public reporting company, information about the compensation levels of our CEO and other highest paid executives is furnished in our annual proxy materials. We refer you to the “Summary Compensation Table” on page 32 of this proxy statement for the compensation earned by Cisco’s Chief Executive Officer and the four other highest paid executive officers.

We believe that our egalitarian performance-based compensation structure is both equitable and appropriate for our workforce while still creating incentive to drive value creation for our shareholders.

Recommendation of the Board of Directors

For all the reasons set forth above, the Board of Directors recommends a vote AGAINST Proposal No. 5.

PROPOSAL NO. 6

SHAREHOLDER PROPOSAL

Boston Common Asset Management, LLC, 84 State Street, Suite 1000, Boston, Massachusetts 02109, a beneficial owner of 67,001 shares of Cisco common stock, joined by another filer (whose name, address and shareholdings will be provided by Cisco promptly upon receipt by Cisco Investor Relations of any oral or written request), have notified us that they intend to present the following proposal at the meeting:

CISCO SYSTEMS, INC. HUMAN RIGHTS POLICY

WHEREAS:

We believe transnational corporations doing business with repressive governments face serious risks to their reputation and share value if they are seen as responsible for, or complicit in, human rights violations;

Cisco sells its products, primarily through resellers, to government agencies and state-owned communications or information technology entities in most of the countries of the world, including China, Maldives, Tunisia, Vietnam, Saudi Arabia and Turkmenistan;

Cisco’s business “is about connecting communities and helping them prepare for the Internet age.” Our company is committed to conducting its business “according to globally accepted ethical principles”;

Cisco’s long-term business prospects depend on a broadly connected, free Internet. Any actions by Cisco or its agents to ‘close’ the Internet, or to transform it into a tool of repression, harms long-term shareholder value;

State Department Country Reports on Human Rights Practices, Amnesty International, Reporters Without Borders and others have documented how various governments monitor Internet use, stifle free expression, and jail dissidents through manipulation of Internet technology, including those governments noted above with whom our Company does business. These actions may violate key articles of the Universal Declaration of Human Rights, including Article 3 (security of person), Article 10 (fair and impartial criminal hearings), Article 12 (privacy), Article 19 (freedom of opinion and expression), and Article 20 (freedom of assembly and association);

We commend Cisco for endorsing the United Nations’ Global Compact, which commits companies to “support and respect the protection of internationally proclaimed human rights” and ensure “that they are not complicit in human rights abuses.” The Global Compact’s ten principles, covering human rights, the environment and anti-corruption enjoy universal consensus and are derived from broadly endorsed international agreements, including the Universal Declaration of Human Rights (www.unglobalcompact.org);

Cisco’s products, however, may be used contrary to these lofty purposes;

Our company has a sophisticated system to certify and monitor resellers of its products around the world. Based on publicly available information the proponents of the resolution believe that the system does not appear to explicitly integrate human rights concerns (http://www.cisco.com/en/US/partners/pr11/pr193/partners_pgm_requirements.html). This omission places shareholder value at risk if resellers are using our Company’s products to commit, or help others to commit, human rights violations as has been alleged in the media and by Amnesty International and other organizations. We believe public availability of such standards is critical to protecting the Company’s reputation;

We believe significant commercial advantages may accrue to our company by adopting and implementing a comprehensive human rights policy based on internationally accepted human rights norms, including enhanced corporate reputation, improved employee recruitment and retention, improved community and stakeholder relations, and reduced risk of adverse publicity, consumer boycotts, divestment campaigns and law suits.

RESOLVED:

Shareholders request the Board to prepare a report to shareholders, at reasonable expense and omitting proprietary information, describing the progress toward development and implementation of a Company Human Rights policy and the plan for implementation with partners and resellers by May 31, 2006.

Cisco’s Statement in Opposition to Proposal No. 6

The Board of Directors believes this proposal does not serve the best interests of Cisco or its shareholders and recommends a vote AGAINST it.

We regard human rights issues seriously and strive to promote, among other things, the worldwide improvement of working conditions, personal freedoms and diversity. Our codes of conduct, employee policies and guidelines substantially incorporate laws and ethical principles including those pertaining to freedom of association, non-discrimination, privacy, collective bargaining, compulsory and child labor, immigration and wages and hours. We share the proponents’ ongoing concerns for human rights and are continually addressing these issues within our business practices and the communities in which we operate. We are committed to evolving and enhancing these practices. However, we believe that the preparation of the report requested by this proposal is unnecessary in light of our current efforts and established policies, practices and procedures relating to human rights.

In 2003, we created a Corporate Citizenship Council (the “Council”) consisting of an executive committee and a broad-based global membership of our management. The Council represents and serves our customers, employees, shareholders and partners by continuously improving our Corporate Social Responsibility (“CSR”) programs and by providing a better understanding of our performance relating to CSR. The Council fulfills these responsibilities by assessing social, ethical and environmental practices and policies and by driving change, where necessary, to enhance the performance of our core business operations. Information about the Council can be found on our Corporate Citizenship website at www.cisco.com, by clicking on “About Cisco,” and then on “Corporate Citizenship.”

We are in the process of preparing a Corporate Citizenship Report which is expected to address our performance in the areas of human rights generally, our progress towards the principles of the United Nations Global Compact specifically, employee welfare, diversity, training and development, supplier diversity and ethics, environmental impact of product design and lifecycle and our facilities and operations, and our social investments across the world. We are committed to publishing and making this report publicly available during the fall of 2005.

Additionally, we recently adopted a specific corporate policy on human rights, which is publicly available through our Corporate Citizenship website.

The policy states:

“HUMAN RIGHTS

Cisco strives to treat employees, and the communities in which we serve, with respect and dignity.

A supporter of the United Nations Universal Declaration of Human Rights and Global Compact, Cisco’s codes of conduct, employee policies and guidelines substantially incorporate laws and ethical principles including those pertaining to freedom of association, non-discrimination, privacy, collective bargaining, compulsory and child labor, immigration and wages and hours. These codes, policies and guidelines are reviewed by Cisco’s Corporate Citizenship Council (the “Council”) consisting of an executive committee and a broad-based global membership of Cisco management.

Consistent with Cisco’s culture and applicable laws, employees are encouraged to:

•	promote a safe, healthy and supportive work environment where employees can contribute their skills; and

•	participate with local stakeholders in addressing community well-being, social and economic development and environmental preservation.

Employees shall respect the human rights and dignity of others as outlined in the Code of Business Conduct, employee policies, and guidelines or local laws applying and abiding within the scope of their individual roles and responsibilities to whichever sets higher standards.”

We have also adopted and implemented a Supplier Code of Conduct that is based on, among other things, various codes and standards of the United Nations International Labour Organization, the United Nations Global Compact, and the United Nations Universal Declaration of Human Rights, Social Accountability International and the Ethical Trading Initiative. Our Supplier Code of Conduct requires the protection of human rights by our suppliers. The Supplier Code of Conduct is also available on the Corporate Citizenship website.

In countries where significant human rights issues are believed to exist, we require third-party manufacturing certifications (e.g., Social Accountability International’s SA8000 standard and verification system). Further, our distributors, resellers and partners are screened against United States and certain foreign government lists for prohibited destinations and organizations.

As described above, we have implemented policies, practices and procedures relating to human rights which are publicly available to shareholders, and are continually in the process of further developing and implementing such measures. We believe that the Corporate Citizenship Report that will be publicly available in the fall of 2005 coupled with our existing, and continually evolving, policies, practices and procedures relating to human rights effectively address the request contained in this proposal. We believe that the preparation of an additional report as requested by the proponents is unnecessary and believe that the interests of our shareholders will best be served if we continue to focus our efforts on further developing and implementing our human rights policies, practices and procedures.

Recommendation of the Board of Directors

For all the reasons set forth above, the Board of Directors recommends a vote AGAINST Proposal No. 6.

OWNERSHIP OF SECURITIES

The following table sets forth information known to Cisco with respect to beneficial ownership of Cisco common stock as of July 30, 2005 for (i) each director and nominee, (ii) each holder of 5.0% or greater of Cisco common stock, (iii) Cisco’s Chief Executive Officer and the four other highest paid executive officers named in the Summary Compensation Table below (the “Named Executive Officers”) and (iv) all executive officers and directors as a group.

Beneficial ownership is determined under the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to Cisco’s knowledge the persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned. The number of shares beneficially owned by each person or group as of July 30, 2005 includes shares of common stock that such person or group had the right to acquire on or within 60 days after July 30, 2005, including, but not limited to, upon the exercise of options. References to options in the footnotes of the table below include only options to purchase shares that were exercisable on or within 60 days after July 30, 2005. For each individual and group included in the table below, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of the 6,330,732,374 shares of common stock outstanding on July 30, 2005 plus the number of shares of common stock that such person or group had the right to acquire on or within 60 days after July 30, 2005.

Name	Number of Shares Beneficially Owned	Percent Owned
Barclays Global Investors, NA, et al (1)	343,200,687	5.4
Carol A. Bartz (2)	248,826	*
M. Michele Burns (3)	72,000	*
Larry R. Carter (4)	4,336,466	*
John T. Chambers (5)	32,491,157	*
Charles H. Giancarlo (6)	6,088,277	*
Dr. James F. Gibbons (7)	205,920	*
Dr. John L. Hennessy (8)	97,687	*
Richard J. Justice (9)	3,256,215	*
Richard M. Kovacevich (10)	65,629	*
Mario Mazzola (11)	5,993,420	*
Roderick C. McGeary (12)	80,000	*
James C. Morgan (13)	284,300	*
John P. Morgridge (14)	65,804,692	1.0
James Richardson (15)	4,863,466	*
Donald T. Valentine (16)	2,147,000	*
Steven M. West (17)	210,400	*
Jerry Yang (18)	140,613	*
All executive officers and directors as a group (20 Persons)(19)	126,491,699	2.0

*	Less than one percent.

(1)	Based on information set forth in a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2005 by Barclays Global Investors, NA and certain related entities, reporting sole power to vote or direct the vote over 303,610,753 shares and sole power to dispose or direct the disposition of 343,200,687 shares. The address of Barclays Global Investors, NA is 45 Fremont Street, San Francisco, CA 94105.

(2)	Includes 91,198 shares held by the Carol Ann Bartz (Living) Trust, 2,628 shares held by Ms. Bartz’s spouse and options to purchase 155,000 shares.

(3)	Includes options to purchase 70,000 shares.

(4)	Includes 2,900 shares held by the Carter Revocable Trust dated October 18, 1994 and options to purchase 4,300,832 shares.

(5)	Includes options to purchase 29,433,334 shares.

(6)	Includes 678,930 shares held in the Giancarlo Family Trust, 800 shares held in trust for the benefit of each of Mr. Giancarlo’s two daughters and options to purchase 5,399,999 shares.

(7)	Includes options to purchase 195,000 shares.

(8)	Includes 9,687 shares held in the Hennessy 1993 Revocable Trust, John L. Hennessy and Andrea J. Hennessy Trustees, 3,000 shares held in trust for the benefit of Dr. Hennessy’s children and options to purchase 85,000 shares.

(9)	Includes 9,460 shares held by the 1990 Justice Family Trust and options to purchase 3,239,165 shares.

(10)	Includes 11,215 shares held in the Richard & Mary Jo Kovacevich 2001 Trust, 49 shares held by Mr. Kovacevich’s spouse, and options to purchase 50,000 shares.

(11)	Includes options to purchase 5,896,407 shares.

(12)	Includes options to purchase 50,000 shares.

(13)	Includes 9,300 shares held in the Morgan Family Trust and options to purchase 275,000 shares.

(14)	Includes 64,604,102 shares held by John P. Morgridge and Tashia F. Morgridge as Trustees of the Morgridge Family Trust (UTA DTD 6/30/88), 90,238 shares held by Mr. Morgridge’s spouse, Tashia F. Morgridge, and options to purchase 115,000 shares.

(15)	Includes options to purchase 3,857,083 shares.

(16)	Includes 1,560,000 shares held by the Donald T. Valentine Family Trust Under Agreement dated April 29, 1967 and options to purchase 335,000 shares.

(17)	Includes 400 shares held by Mr. West’s spouse and options to purchase 210,000 shares.

(18)	Includes 34,993 shares held in the Jerry Yang 1996 Charitable Remainder Trust, 3,194 shares held in the Jerry Yang 1996 Revocable Trust, 2,426 shares held in the Red Husky Foundation, a charitable foundation of which Mr. Yang is the secretary and his spouse is the president, and options to purchase 100,000 shares. Mr. Yang disclaims beneficial ownership of the shares held by the Red Husky Foundation.

(19)	Includes options to purchase 53,494,847 shares. Excludes shares beneficially owned by Mr. Mazzola, who no longer serves as an executive officer effective as of the end of the 2005 fiscal year.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires Cisco’s executive officers, directors and persons who own more than 10% of Cisco’s common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These persons are required to provide Cisco with copies of all Section 16(a) forms that they file. Based solely on Cisco’s review of these forms and written representations from the executive officers and directors, Cisco believes that all Section 16(a) filing requirements were met during fiscal year 2005, except that a report was filed three days late on behalf of Betsy Rafael relating to a fiscal year 2005 option grant of 200,000 shares and a report was filed late on behalf of Carol Bartz relating to a fiscal year 2004 charitable gift transaction involving 1,198 shares. These reports were promptly filed upon discovery that such reports were not filed on time.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation and Management Development Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Compensation and Management Development Committee’s (the “Compensation Committee”) basic responsibility is to review the performance and development of Cisco’s management in achieving corporate goals and objectives and to assure that Cisco’s senior executives are compensated effectively in a manner consistent with Cisco’s strategy, competitive practice, and the requirements of the appropriate regulatory bodies. Toward that end, the Compensation Committee oversees, reviews and administers all of Cisco’s compensation, equity and employee benefit plans and programs.

Compensation Philosophy and Objectives

Cisco operates in the extremely competitive and rapidly changing high technology industry. The Compensation Committee believes that the compensation programs for the executive officers should be designed to attract, motivate and retain talented executives responsible for the success of Cisco and should be determined within a framework based on the achievement of designated financial targets, individual contribution, customer satisfaction and financial performance relative to that of Cisco’s competitors. Within this overall philosophy, the Compensation Committee’s objectives are to:

•	Offer a total compensation program that is flexible and takes into consideration the compensation practices of a group of specifically identified peer companies (the “Peer Companies”) and other selected companies with which Cisco competes for executive talent.

•	Provide annual variable cash incentive awards that take into account Cisco’s overall financial performance in terms of designated corporate objectives, as well as individual contributions and a measure of customer satisfaction.

•	Align the financial interests of executive officers with those of shareholders by providing appropriate long-term, equity-based incentives.

Compensation Components and Process

The three major components of Cisco’s executive officer compensation are: (i) base salary, (ii) variable cash incentive awards and (iii) long-term, equity-based incentive awards.

The Compensation Committee determines the compensation levels for the executive officers and considers compensation data provided by independent consulting firms which furnish the Compensation Committee with executive compensation data drawn from multiple nationally recognized surveys of similarly sized technology companies identified as Peer Companies. A significant number of the Peer Companies are listed in the S&P Information Technology Index, which is included in the Stock Performance Graph for this Proxy Statement. Certain companies not included in this Index were considered Peer Companies because Cisco competes for executive talent with those companies. However, some organizations in the S&P Information Technology Index were excluded from the Peer Company list because they were not considered competitors for executive talent or because compensation information was not available.

The positions of Cisco’s Chief Executive Officer and executive officers were compared with those of their counterparts at the Peer Companies, and the market compensation levels for comparable positions were examined to determine base salary, target incentives and total cash compensation. In addition, the practices of the Peer Companies concerning long-term, equity-based incentive awards were reviewed.

Base Salary.    The base salary for each executive officer is determined at levels considered appropriate for comparable positions at the Peer Companies. Cisco’s policy is to generally target base salary levels for executive officers at the 50th percentile of compensation practices at Peer Companies.

Variable Cash Incentive Awards.    The Compensation Committee believes that a substantial portion of the annual compensation of each executive officer should be in the form of variable cash incentive pay. The annual cash incentive awards for executive officers, other than the Chief Executive Officer whose annual cash incentive award is described in the below section entitled “CEO Compensation,” for fiscal year 2005 were determined under Cisco’s 2005 Professional and Leadership Incentive Plan (the “PLI Plan”) with reference to Cisco’s achievement of established financial performance goals, customer satisfaction criteria and the executive’s individual contribution. Under the PLI Plan, a target award is set for each participating executive officer and such target award is stated as a percentage of the executive officer’s base salary for fiscal 2005. Target awards under the PLI Plan for executive officers generally range from 50% to 60% of base salary. Actual awards, if any, are based on the extent to which Cisco achieves its financial performance goals, the level of customer satisfaction and an assessment of the executive’s contribution. In fiscal 2005, Cisco met its financial performance goals and exceeded its customer satisfaction goals. The awards paid reflect these results along with the recognition of individual contribution.

Long-Term, Equity-Based Incentive Awards.    The goal of Cisco’s long-term, equity-based incentive awards is to align the interests of executive officers with shareholders and to provide each executive officer with an incentive to manage Cisco from the perspective of an owner with an equity stake in the business. The Compensation Committee determines the size of the long-term, equity-based incentives according to each executive’s position within Cisco and sets a level it considers appropriate to create a meaningful opportunity for reward predicated on increasing shareholder value. In addition, the Compensation Committee takes into account an individual’s performance history, his or her potential for future responsibility and promotion, and competitive total compensation targets for the individual’s position and level of contribution. The relative weight given to each of these factors varies among individuals at the Compensation Committee’s discretion.

During fiscal year 2005, the Compensation Committee made option grants to Cisco’s executive officers under Cisco’s 1996 Stock Incentive Plan. Each grant allows the executive officer to acquire shares of Cisco’s common stock at a fixed price per share (the closing selling price on the grant date). The option grants will provide a return only if Cisco’s common stock appreciates over the option term. We refer you to the section entitled “Executive Compensation and Related Information—Stock Options” of this proxy statement on page 33 for additional information regarding stock option awards to our named executive officers in fiscal 2005.

CEO Compensation.    During fiscal year 2005, Mr. Chambers’ base salary was $350,000 which will remain in effect for fiscal year 2006. The Compensation Committee targeted Mr. Chambers’ base salary at less than the median of base salaries paid to the chief executive officers of Peer Companies in order to place a greater percentage of Mr. Chambers’ total cash compensation at-risk and tie such compensation to company performance.

For fiscal year 2005, Mr. Chambers’ annual bonus was determined in the Compensation Committee’s sole discretion. Based on Cisco’s financial results and its attainment of its stated performance goals and Mr. Chambers’ own performance in producing those results and in consideration of the bonuses paid to the chief executive officers of comparable companies, the Compensation Committee awarded Mr. Chambers a discretionary annual cash bonus of $1,300,000. The Compensation Committee considers this amount of annual base salary and bonus competitive and appropriate because of Mr. Chambers’ unique role in helping Cisco achieve its sales, net income and earnings objectives and his critical role in expanding and diversifying Cisco’s product families and market segments through strategic acquisitions.

On August 23, 2004, the Compensation Committee granted Mr. Chambers an option to purchase up to 1,500,000 shares of Cisco common stock at an exercise price of $19.18 per share. The exercise price represented the closing selling price per share of Cisco’s common stock on the NASDAQ National Market on the grant date. The option grant places a significant portion of Mr. Chambers’ total compensation at risk, since the option grant delivers a return only if Cisco’s common stock appreciates over the option term. The Compensation Committee considers this option grant competitive and appropriate for the following reasons: the option grant is comparable to equity grants provided to chief executive officers of similarly situated Peer Companies; the size of Mr. Chambers’ option grant constituted less than one percent of the fiscal year 2005 companywide grant; the vesting provisions are designed to retain the services of Mr. Chambers for an extended duration; and Mr. Chambers’ performance and leadership with Cisco were instrumental in producing the financial results that Cisco achieved in the prior fiscal year. We refer you to the section entitled “Executive Compensation and Related Information—Stock Options” on page 33 of this proxy statement for additional information regarding the vesting of this option grant to Mr. Chambers.

Compliance with Internal Revenue Code Section 162(m).    Section 162(m) of the Internal Revenue Code disallows a Federal income tax deduction to publicly held companies for certain compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. This limitation applies only to compensation which is not considered performance-based under the Section 162(m) rules. Cisco’s 1996 Stock Incentive Plan and the 2005 Stock Incentive Plan (which is subject to shareholder approval at this meeting) have been structured so that any compensation deemed paid in connection with the exercise of option grants and stock appreciation rights made under those plans will qualify as performance-based compensation which will not be subject to the $1 million limitation. The 2005 Stock Incentive Plan is also designed so that the Compensation Committee would have the discretion to grant awards other than stock options and stock appreciation rights that qualify as “performance-based” compensation under Section 162(m). While the variable cash performance awards discussed above are based on company and individual performance, they are not considered “performance-based” under the technical Section 162(m) definition. However, the amount of non-performance based cash compensation in excess of $1 million paid to executive officers for the 2005 fiscal year was not material, and the Compensation Committee has decided that it is not appropriate at this time to limit Cisco’s alternatives in designing the cash compensation packages payable to Cisco’s executive officers.

Submitted by the Compensation and Management Development Committee

Carol A. Bartz, Chairperson

Dr. James F. Gibbons

James C. Morgan

Jerry Yang

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee for the 2005 fiscal year were Carol A. Bartz, Dr. James F. Gibbons, James C. Morgan, and Jerry Yang. No member of this committee was at any time during the 2005 fiscal year or at any other time an officer or employee of Cisco, and no member had any relationship with Cisco requiring disclosure under Item 404 of Regulation S-K. No executive officer of Cisco has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Board of Directors or the Compensation Committee during the 2005 fiscal year.

Summary of Cash and Certain Other Compensation

The following table sets forth the compensation earned by the Named Executive Officers for services rendered in all capacities to Cisco and its subsidiaries for each of the last three or fewer fiscal years during which such individuals served as executive officers. Cisco has not granted restricted stock or stock appreciation rights to any of the persons listed below during the past three fiscal years. No executive officer who would have otherwise been includable in such table on the basis of salary and bonus earned for Cisco’s 2005 fiscal year has been excluded by reason of his or her termination of employment or change in executive officer status during that fiscal year.

SUMMARY COMPENSATION TABLE

Name and Principal Position		Annual Compensation			Long-Term Compensation Awards Options(#)	All Other Compensation ($) (2)
				Other Annual Compensation ($)
	Fiscal Year	Salary($)	Bonus($) (1)
John T. Chambers	2005	350,000	1,300,000	0	1,500,000	8,977
President, Chief Executive	2004	1	1,900,000	0	0	0
Officer and Director	2003	1	0	0	4,000,000	0

Mario Mazzola	2005	447,120	557,737	0	600,000	7,424
Former Senior Vice President,	2004	464,317	666,850	0	600,000	5,726
Chief Development Officer (3)	2003	447,120	764,897	0	500,000	2,905

Charles H. Giancarlo	2005	393,500	589,680	0	550,000	2,935
Senior Vice President,	2004	388,385	507,088	0	600,000	6,212
Chief Development Officer (4)	2003	374,000	472,748	0	425,000	4,849

Richard J. Justice	2005	400,000	550,368	0	700,000	6,300
Senior Vice President,	2004	414,862	752,045	0	600,000	6,150
Worldwide Field Operations	2003	386,400	605,937	0	500,000	6,000

James Richardson	2005	384,453	528,977	0	500,000	5,928
Senior Vice President,	2004	399,240	519,523	0	450,000	6,222
Chief Marketing Officer	2003	384,453	350,769	0	450,000	5,057

(1)	Represents cash bonuses earned for the indicated fiscal years.

(2)	Represents matching contributions that Cisco made to Cisco’s 401(k) Plan during the fiscal year.

(3)	Mr. Mazzola no longer serves as an executive officer effective as of the end of the 2005 fiscal year.

(4)	Mr. Giancarlo was appointed an executive officer on August 1, 2004 which was during the 2005 fiscal year. He also served as an executive officer during a portion of the 2003 fiscal year. Mr. Giancarlo did not serve as an executive officer during the 2004 fiscal year.

Stock Options

The following table provides information with respect to the stock option grants made during Cisco’s 2005 fiscal year under Cisco’s 1996 Stock Incentive Plan to each Named Executive Officer. No stock appreciation rights were granted to the Named Executive Officers during the fiscal year.

Options granted to the Named Executive Officers, other than Mr. Chambers.    The options have a maximum term of nine years measured from the applicable grant date, subject to earlier termination in the event of the optionee’s cessation of service with Cisco. Each of the options will vest and become exercisable for 20% of the option shares upon the completion of one year of service measured from the grant date and will become exercisable for the remaining shares in equal monthly installments over the next 48 months of service thereafter. Each of the options will immediately vest and become exercisable for all of the option shares in the event Cisco is acquired by merger or asset sale, unless the options are assumed or replaced by the acquiring entity, or in the event there is a hostile change in control or ownership of Cisco. The exercise price of each option may be paid in cash or in shares of common stock valued at the closing selling price on the exercise date or may be paid with the proceeds from a same-day sale of the purchased shares.

Option granted to Mr. Chambers.    The option granted to Mr. Chambers has a term of nine years measured from the grant date and, if vested, will remain exercisable for the full term even after his cessation of service except in limited circumstances. The option will vest and become exercisable upon Mr. Chambers’ completion of seven years of service from the grant date or, if sooner, three years after he ceases to be President and Chief Executive Officer, provided vesting shall occur no earlier than the fifth anniversary of the grant date, and is subject to his continued service through that date. For purposes of Mr. Chambers’ stock option agreement, “service” includes providing services directly to Cisco or employment by educational or governmental institutions if those institutions’ policies preclude continued service to Cisco. In addition, the option will immediately vest and become exercisable in the case of Mr. Chambers’ death or permanent disability. The option will immediately vest and become exercisable for all of the option shares in the event Cisco is acquired by merger or asset sale, unless the option is assumed or replaced by the acquiring entity, or in the event there is a hostile change in control or ownership of Cisco. The exercise price of the option may be paid in cash or in shares of common stock valued at the closing selling price on the exercise date or may be paid with the proceeds from a same-day sale of the purchased shares.

There is no assurance provided to any executive officer or any other holder of Cisco’s securities that the potential realizable values shown in this table, which are based on assumed 5% and 10% annual rates of compounded stock price appreciation over the nine-year term of the options as required under the rules of the Securities and Exchange Commission, will be realized. Actual gains, if any, on option exercises are dependent on the future performance of Cisco common stock and overall market conditions.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Share)	Expiration Date
					5%($)	10%($)
John T. Chambers	1,500,000	0.6542	19.18	8/23/2013	15,861,713	39,068,155
Mario Mazzola	600,000	0.2617	19.18	8/23/2013	6,344,685	15,627,262
Charles H. Giancarlo	550,000	0.2399	19.18	8/23/2013	5,815,961	14,324,990
Richard J. Justice	700,000	0.3053	19.18	8/23/2013	7,402,133	18,231,806
James Richardson	500,000	0.2181	19.18	8/23/2013	5,287,238	13,022,718

Option Exercises and Holdings

The following table sets forth information concerning the exercise of options by each of the Named Executive Officers during Cisco’s 2005 fiscal year and the unexercised options held by them as of the end of the fiscal year. The value realized represents the difference between the aggregate closing selling price of the shares on the date of exercise less the aggregate exercise price paid. The value of unexercised in-the-money options is based on the closing price of Cisco common stock on July 29, 2005 of $19.15 per share, minus the exercise price, multiplied by the number of shares issuable upon exercise of the option. These values have not been, and may never be, realized. No stock appreciation rights were exercised during the fiscal year, and no stock appreciation rights were outstanding at the end of the fiscal year.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

Name	Number of Shares Acquired on Exercise	Value Realized ($)	Number of Securities Underlying Unexercised Options at July 30, 2005		Value of Unexercised In-the-Money Options at July 30, 2005($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
John T. Chambers	4,500,000	61,329,110	28,966,667	5,433,333	111,968,991	9,042,999
Mario Mazzola	0	0	5,796,404	1,679,168	34,493,967	2,860,048
Charles H. Giancarlo	1,251,000	16,065,594	5,304,166	1,620,834	22,870,454	2,379,625
Richard J. Justice	0	0	3,154,167	1,635,833	3,264,014	2,391,236
James Richardson	134,062	1,625,743	3,779,583	1,347,917	12,842,936	2,263,398

Employment Contracts, Termination of Employment, and Change in Control Agreements

None of Cisco’s executive officers have employment or severance agreements with Cisco, and their employment could be terminated at any time at the discretion of the Board of Directors.

Each outstanding option under Cisco’s 1996 Stock Incentive Plan will vest and become immediately exercisable for all of the option shares at the time subject to that option in the event that Cisco is acquired by merger or asset sale, unless the option is assumed or replaced by the acquiring entity, or in the event there is a hostile change in control or ownership of Cisco, whether through a tender or exchange offer for more than thirty-five percent of Cisco’s outstanding voting securities which the Board of Directors does not recommend the shareholders to accept, or a change in the majority of the members of the Board of Directors as a result of one or more contested elections for board membership.

STOCK PERFORMANCE GRAPH

The information contained in this Stock Performance Graph section should be read in conjunction with the Compensation and Management Development Committee Report and shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that Cisco specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The graph depicted below shows a comparison of cumulative total shareholder returns for Cisco common stock with the cumulative total return on the Standard & Poor’s Information Technology Index and the Standard & Poor’s 500 Index. Shareholder returns over the indicated period are based on historical data and should not be considered indicative of future shareholder returns.

	7/28/00	7/27/01	7/26/02	7/25/03	7/30/04	7/29/05
CISCO SYSTEMS, INC.	$100.00	$30.34	$18.82	$30.38	$33.31	$30.49
S&P INFORMATION TECHNOLOGY	$100.00	$47.17	$28.03	$34.69	$38.11	$42.11
S&P 500	$100.00	$85.67	$65.43	$72.39	$81.93	$93.44

Notes:

•	The graph covers the period from July 28, 2000, the last trading day before Cisco’s 2001 fiscal year, to July 29, 2005, the last trading day of Cisco’s 2005 fiscal year.

•	The graph assumes that $100 was invested in Cisco common stock and in each index on July 28, 2000, and that all dividends were reinvested. No cash dividends have been declared on shares of Cisco’s common stock.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that Cisco specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Audit Committee has reviewed and discussed with Cisco’s management and PricewaterhouseCoopers LLP the audited consolidated financial statements of Cisco contained in Cisco’s Annual Report on Form 10-K for the 2005 fiscal year. The Audit Committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed pursuant to SAS No. 61 (Codification of Statements on Auditing Standards, AU Section 380), which includes, among other items, matters related to the conduct of the audit of Cisco’s consolidated financial statements.

The Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with PricewaterhouseCoopers LLP its independence from Cisco.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Cisco’s Annual Report on Form 10-K for its 2005 fiscal year for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee

Steven M. West, Chairperson

M. Michele Burns

Roderick C. McGeary

SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING OF SHAREHOLDERS

Requirements for Shareholder Proposals to be Considered for Inclusion in Cisco’s Proxy Materials.    Shareholders of Cisco may submit proposals on matters appropriate for shareholder action at meetings of Cisco’s shareholders in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934. For such proposals to be included in Cisco’s proxy materials relating to its 2006 Annual Meeting of Shareholders, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by Cisco no later than May 29, 2006. Such proposals should be delivered to Cisco Systems, Inc., Attn: Secretary, 170 West Tasman Drive, San Jose, California 95134-1706 (and we encourage you to send a copy via e-mail to CorporateSecretary@cisco.com), with a copy to Cisco Systems, Inc., Attn: General Counsel at the same address.

Requirements for Shareholder Proposals to be Brought Before the Annual Meeting.    Cisco’s bylaws provide that, except in the case of proposals made in accordance with Rule 14a-8, for shareholder nominations to the Board of Directors or other proposals to be considered at an annual meeting of shareholders, the shareholder must have given timely notice thereof in writing to the Secretary of Cisco not less than sixty nor more than ninety days prior to the anniversary of the date on which Cisco first mailed its proxy materials for its immediately preceding annual meeting of shareholders (as specified in Cisco’s proxy materials for its immediately preceding annual meeting of shareholders). To be timely for the 2006 Annual Meeting of Shareholders, a shareholder’s notice must be delivered or mailed to and received by Cisco’s Secretary at the principal executive offices of Cisco between June 28, 2006 and July 28, 2006. However, in the event that the annual meeting is called for a date that is not within thirty days of the anniversary of the date on which the immediately preceding annual meeting of shareholders was called, to be timely, notice by the shareholder must be so received not later than the close of business on the tenth day following the date on which public announcement of the date of the annual meeting is first made. In no event will the public announcement of an adjournment of an annual meeting of shareholders commence a new time period for the giving of a shareholder’s notice as provided above. A shareholder’s notice to Cisco’s Secretary must set forth the information required by Cisco’s bylaws with respect to each matter the shareholder proposes to bring before the annual meeting.

In addition, the proxy solicited by the Board of Directors for the 2006 Annual Meeting of Shareholders will confer discretionary authority to vote on (i) any proposal presented by a shareholder at that meeting for which Cisco has not been provided with notice on or prior to July 28, 2006 and (ii) any proposal made in accordance with the bylaw provisions, if the 2006 proxy statement briefly describes the matter and how management’s proxy holders intend to vote on it, if the shareholder does not comply with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934.

SHAREHOLDERS SHARING THE SAME ADDRESS

Cisco has adopted a procedure called “householding,” which has been approved by the Securities and Exchange Commission. Under this procedure, Cisco is delivering only one copy of the annual report and proxy statement to multiple shareholders who share the same address and have the same last name, unless Cisco has received contrary instructions from an affected shareholder. This procedure reduces Cisco’s printing costs, mailing costs and fees. Shareholders who participate in householding will continue to receive separate proxy cards.

Cisco will deliver promptly upon written or oral request a separate copy of the annual report and the proxy statement to any shareholder at a shared address to which a single copy of either of those documents was delivered. To receive a separate copy of the annual report or proxy statement, you may write or call Cisco’s Investor Relations Department at Cisco Systems, Inc., 170 West Tasman Drive, San Jose, California 95134-1706, Attention: Investor Relations, telephone (408) 526-6945. You may also access Cisco’s annual report and proxy statement on the Investor Relations section of Cisco’s website at www.cisco.com.

If you are a holder of record and would like to revoke your householding consent and receive a separate copy of the annual report or proxy statement in the future, please contact Automatic Data Processing, Inc. (“ADP”), either by calling toll free at (800) 542-1061 or by writing to ADP, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.

Any shareholders of record who share the same address and currently receive multiple copies of Cisco’s annual report and proxy statement who wish to receive only one copy of these materials per household in the future, please contact Cisco’s Investor Relations Department at the address or telephone number listed above to participate in the householding program.

A number of brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker or other holder of record to request information about householding.

FORM 10-K

CISCO WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF CISCO’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JULY 30, 2005, INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS, AND ANY PARTICULAR EXHIBIT SPECIFICALLY REQUESTED. REQUESTS SHOULD BE SENT TO: CISCO SYSTEMS, INC., 170 WEST TASMAN DRIVE, SAN JOSE, CALIFORNIA 95134-1706, ATTN: INVESTOR RELATIONS. THE ANNUAL REPORT ON FORM 10-K IS ALSO AVAILABLE AT WWW.CISCO.COM.

OTHER MATTERS

The Board of Directors knows of no other matters to be presented for shareholder action at the meeting. However, if other matters do properly come before the meeting or any adjournments or postponements thereof, the Board of Directors intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Mark Chandler

Secretary

Dated: September 20, 2005

Directions to the

Santa Clara Convention Center

Getting to the Santa Clara Convention Center from San Jose—Highway 101

•	Go north on Highway 101 and take the Great America Parkway exit.
•	Turn right on Great America Parkway.
•	The Convention Center is located at Great America Parkway and Tasman Drive.
•	Find the Convention Center Parking Garage at the Westin Hotel’s 2nd driveway at Bunker Hill Road.

Getting to the Santa Clara Convention Center from San Francisco—Highway 101

•	Go south on Highway 101 and take the Great America Parkway exit.
•	Turn left on Great America Parkway.
•	The Convention Center is located at Great America Parkway and Tasman Drive.
•	Find the Convention Center Parking Garage at the Westin Hotel’s 2nd driveway at Bunker Hill Road.

Getting to the Santa Clara Convention Center from Oakland—Highway 880

•	Take Highway 880 south to Highway 237 west towards Mountain View.
•	Follow Highway 237 to the Great America Parkway exit.
•	Turn left on Great America Parkway.
•	The Convention Center is at Great America Parkway and Tasman Drive.
•	Find the Convention Center Parking Garage at the Westin Hotel’s 2nd driveway at Bunker Hill Road.

1028-PSA-05

CISCO SYSTEMS, INC.

2005 STOCK INCENTIVE PLAN

EFFECTIVE AS OF

-i-

CISCO SYSTEMS, INC.

2005 STOCK INCENTIVE PLAN

EFFECTIVE AS OF

SECTION 1. INTRODUCTION.

The Company’s Board of Directors adopts the Cisco Systems, Inc. 2005 Stock Incentive Plan on July 14, 2005; provided that, the Plan shall become effective upon its approval by Company shareholders. If the Company’s shareholders do not approve this Plan, no Awards will be made under this Plan.

The purpose of the Plan is to promote the long-term success of the Company and the creation of shareholder value by offering Key Employees an opportunity to share in such long-term success by acquiring a proprietary interest in the Company.

The Plan seeks to achieve this purpose by providing for discretionary long-term incentive Awards in the form of Options (which may constitute Incentive Stock Options or Nonstatutory Stock Options), Stock Appreciation Rights, Stock Grants and Stock Units.

The Plan shall be governed by, and construed in accordance with, the laws of the State of California (except its choice-of-law provisions). Capitalized terms shall have the meaning provided in Section 2 unless otherwise provided in this Plan or any related Stock Option Agreement, SAR Agreement, Stock Grant Agreement or Stock Unit Agreement.

SECTION 2. DEFINITIONS.

(a) “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

(b) “Award” means any award of an Option, SAR, Stock Grant or Stock Unit under the Plan.

(c) “Board” means the Board of Directors of the Company, as constituted from time to time.

(d) “Cashless Exercise” means, to the extent that a Stock Option Agreement so provides and as permitted by applicable law, a program approved by the Committee in which payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price and, if applicable, the amount necessary to satisfy the Company’s withholding obligations at the minimum statutory withholding rates, including, but not limited to, U.S. federal and state income taxes, payroll taxes, and foreign taxes, if applicable.

(e) “Cause” means, except as may otherwise be provided in a Participant’s employment agreement or Award agreement, a conviction of a Participant for a felony crime or the

1

failure of a Participant to contest prosecution for a felony crime, or a Participant’s misconduct, fraud or dishonesty (as such terms are defined by the Committee in its sole discretion), or any unauthorized use or disclosure of confidential information or trade secrets, in each case as determined by the Committee, and the Committee’s determination shall be conclusive and binding.

(f) “Change In Control” except as may otherwise be provided in a Participant’s employment agreement or Award agreement, means the occurrence of any of the following:

(i) A change in the composition of the Board over a period of thirty-six consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination; or

(ii) The acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing more than 35% of the total combined voting power of the Company’s then outstanding securities pursuant to a tender or exchange offer made directly to the Company’s shareholders which the Board does not recommend such shareholders accept.

(g) “Code” means the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder.

(h) “Committee” means a committee described in Section 3.

(i) “Common Stock” means the Company’s common stock.

(j) “Company” means Cisco Systems, Inc., a California corporation.

(k) “Consultant” means an individual who performs bona fide services to the Company, a Parent, a Subsidiary or an Affiliate, other than as an Employee or Director or Non-Employee Director.

(l) “Corporate Transaction” except as may otherwise be provided in a Participant’s employment agreement or Award agreement, means the occurrence of any of the following shareholder approved transactions:

(i) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization; or

(ii) The sale, transfer or other disposition of all or substantially all of the Company’s assets.

A transaction shall not constitute a Corporate Transaction if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transactions.

(m) “Covered Employees” means those persons who are subject to the limitations of Code Section 162(m).

(n) “Director” means a member of the Board who is also an Employee.

(o) “Disability” means that the Key Employee is classified as disabled under a long-term disability policy of the Company or, if no such policy applies, the Key Employee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

(p) “Employee” means any individual who is a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r) “Exercise Price” means, in the case of an Option, the amount for which a Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value in determining the amount payable upon exercise of such SAR.

(s) “Fair Market Value” means the market price of a Share as determined in good faith by the Committee. The Fair Market Value shall be determined by the following:

(i) If the Shares were traded over-the-counter or listed with NASDAQ on the date in question, then the Fair Market Value shall be equal to the last transaction price quoted by the NASDAQ system for the date in question or (ii) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange on the date in question, the Fair Market

Value is the closing selling price for the Common Stock as such price is officially quoted in the composite tape of transactions on the exchange determined by the Committee to be the primary market for the Common Stock for the date in question; provided, however, that if there is no such reported price for the Common Stock for the date in question under (i) or (ii), then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value.

If neither (i) or (ii) are applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in the Western Edition of The Wall Street Journal. Such determination shall be conclusive and binding on all persons.

(t) “Fiscal Year” means the Company’s fiscal year.

(u) “Grant” means any grant of an Award under the Plan.

(v) “Incentive Stock Option” or “ISO” means an incentive stock option described in Code Section 422.

(w) “Key Employee” means an Employee, Director, Non-Employee Director or Consultant who has been selected by the Committee to receive an Award under the Plan.

(x) “Non-Employee Director” means a member of the Board who is not an Employee.

(y) “Nonstatutory Stock Option” or “NSO” means a stock option that is not an ISO.

(z) “Option” means an ISO or NSO granted under the Plan entitling the Optionee to purchase Shares.

(aa) “Optionee” means an individual, estate or other entity that holds an Option.

(bb) “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(cc) “Participant” means an individual or estate or other entity that holds an Award.

(dd) “Performance Goals” means one or more objective measurable performance factors as determined by the Committee with respect to each Performance Period based upon one or more factors, including, but not limited to: (i) operating income; (ii) earnings before interest, taxes, depreciation and amortization (“EBITDA”); (iii) earnings; (iv) cash flow; (v) market share; (vi) sales or revenue; (vii) expenses; (viii) cost of goods sold; (ix) profit/loss or profit margin; (x) working capital; (xi) return on equity or assets; (xii) earnings per share; (xiii) economic value added (“EVA”); (xiv) stock price; (xv) price/earnings ratio; (xvi) debt or debt-to-equity; (xvii) accounts receivable; (xviii) writeoffs; (xix) cash; (xx) assets; (xxi) liquidity; (xxii) operations; (xxiii) intellectual property (e.g., patents); (xxiv) product development; (xxv) regulatory activity; (xxvi) manufacturing, production or inventory; (xxvii) mergers and acquisitions or divestitures; and/or (xxviii) financings, each with respect to the Company and/or one or more of its affiliates or operating units. Awards issued to persons who are not Covered Employees may take into account other factors.

(ee) “Performance Period” means any period not exceeding 36 months as determined by the Committee, in its sole discretion. The Committee may establish different Performance Periods for different Participants, and the Committee may establish concurrent or overlapping Performance Periods.

(ff) “Plan” means this Cisco Systems, Inc. 2005 Stock Incentive Plan as it may be amended from time to time.

(gg) “Re-Price” means that the Company has lowered or reduced the Exercise Price of outstanding Options and/or outstanding SARs for any Participant(s) in a manner described by Item 402(i)(1) of SEC Regulation S-K (or its successor provision).

(hh) “SAR Agreement” means the agreement described in Section 8 evidencing each Award of a Stock Appreciation Right.

(ii) “SEC” means the Securities and Exchange Commission.

(jj) “Section 16 Persons” means those officers, directors or other persons who are subject to Section 16 of the Exchange Act.

(kk) “Securities Act” means the Securities Act of 1933, as amended.

(ll) “Service” means service as an Employee, Director, Non-Employee Director or Consultant. A Participant’s Service does not terminate when continued service crediting is required by applicable law. However, for purposes of determining whether an Option is entitled to continuing ISO status, a common-law employee’s Service will be treated as terminating ninety (90) days after such Employee went on leave, unless such Employee’s right to return to active work is guaranteed by law or by a contract. Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work. The Committee determines which leaves count toward Service, and when Service terminates for all purposes under the Plan. Further, unless otherwise determined by the Committee, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant provides service to the Company, a Parent, Subsidiary or Affiliate, or a transfer between entities (the Company or any Parent, Subsidiary, or Affiliate); provided that there is no interruption or other termination of Service.

(mm) “Share” means one share of Common Stock.

(nn) “Stock Appreciation Right” or “SAR” means a stock appreciation right awarded under the Plan.

(oo) “Stock Grant” means Shares awarded under the Plan.

(pp) “Stock Grant Agreement” means the agreement described in Section 9 evidencing each Award of a Stock Grant.

(qq) “Stock Option Agreement” means the agreement described in Section 6 evidencing each Award of an Option.

(rr) “Stock Unit” means a bookkeeping entry representing the equivalent of one Share, as awarded under the Plan.

(ss) “Stock Unit Agreement” means the agreement described in Section 10 evidencing each Award of a Stock Unit.

(tt) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(uu) “10-Percent Shareholder” means an individual who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

SECTION 3. ADMINISTRATION.

(a) Committee Composition. The Board or a Committee appointed by the Board shall administer the Plan. Unless the Board provides otherwise, the Company’s Compensation & Management Development Committee shall be the Committee. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

The Committee shall have membership composition which enables (i) Awards to Section 16 Persons to qualify as exempt from liability under Section 16(b) of the Exchange Act and (ii) Awards to Covered Employees to qualify as performance-based compensation as provided under Code Section 162(m).

The Board may also appoint one or more separate committees of the Board, each composed of two or more directors of the Company who need not qualify under Rule 16b-3 or Code Section 162(m), that may administer the Plan with respect to Key Employees who are not Section 16 Persons or Covered Employees, respectively, may grant Awards under the Plan to such Key Employees and may determine all terms of such Awards.

Notwithstanding the foregoing, the Board shall constitute the Committee and shall administer the Plan with respect to Non-Employee Directors, shall grant Awards under the Plan to such Non-Employee Directors, and shall determine all terms of such Awards.

(b) Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have full authority and sole discretion to take any actions it deems necessary or advisable for the administration of the Plan. Such actions shall include:

(i)	selecting Key Employees who are to receive Awards under the Plan;

(ii)	determining the type, number, vesting requirements and other features and conditions of such Awards and amending such Awards;

(iii)	correcting any defect, supplying any omission, or reconciling any inconsistency in the Plan or any Award agreement;

(iv)	accelerating the vesting, or extending the post-termination exercise term, of Awards at any time and under such terms and conditions as it deems appropriate;

(v)	interpreting the Plan;

(vi)	making all other decisions relating to the operation of the Plan; and

(vii)	adopting such plans or subplans as may be deemed necessary or appropriate to provide for the participation by Key Employees of the Company and its Subsidiaries and Affiliates who reside outside the U.S., which plans and/or subplans shall be attached hereto as Appendices.

The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee’s determinations under the Plan shall be final and binding on all persons.

(c) Indemnification. To the maximum extent permitted by applicable law, each member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Stock Option Agreement, SAR Agreement, Stock Grant Agreement or Stock Unit Agreement, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

SECTION 4. GENERAL.

(a) General Eligibility. Only Employees, Directors, Non-Employee Directors and Consultants shall be eligible for designation as Key Employees by the Committee, in its sole discretion.

(b) Incentive Stock Options. Only Key Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, a Key Employee who is a 10-Percent Shareholder shall not be eligible for the grant of an ISO unless the requirements set forth in Section 422(c)(5) of the Code are satisfied.

(c) Restrictions on Shares. Any Shares issued pursuant to an Award shall be subject to such rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine, in its sole discretion. Such restrictions shall apply in addition to any restrictions that may apply to holders of Shares generally and shall also comply to the extent necessary with applicable law. In no event shall the Company be required to issue fractional Shares under this Plan.

(d) Beneficiaries. Unless stated otherwise in an Award agreement, a Participant may designate one or more beneficiaries with respect to an Award by timely filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Participant’s death. If no beneficiary was designated or if no designated beneficiary survives the Participant, then after a Participant’s death any vested Award(s) shall be transferred or distributed to the Participant’s estate.

(e) Performance Conditions. The Committee may, in its discretion, include performance conditions in an Award. If performance conditions are included in Awards to Covered Employees, then such Awards may be subject to the achievement of Performance Goals established by the Committee. Such Performance Goals shall be established and administered pursuant to the requirements of Code Section 162(m). Before any Shares underlying an Award or any Award payments subject to Performance Goals are released to a Covered Employee with respect to a Performance Period, the Committee shall certify in writing that the Performance Goals for such Performance Period have been satisfied. Awards with performance conditions that are granted to Key Employees who are not Covered Employees need not comply with the requirements of Code Section 162(m).

(f) No Rights as a Shareholder. A Participant, or a transferee of a Participant, shall have no rights as a shareholder with respect to any Common Stock covered by an Award until such person has satisfied all of the terms and conditions to receive such Common Stock, has satisfied any applicable withholding or tax obligations relating to the Award and the Shares have been issued (as evidenced by an appropriate entry on the books of the Company or a duly authorized transfer agent of the Company).

(g) Termination of Service. Unless the applicable Award agreement or, with respect to Participants who reside in the U.S., the applicable employment agreement provides otherwise, the following rules shall govern the vesting, exercisability and term of outstanding Awards held by a Participant in the event of termination of such Participant’s Service (in all cases subject to the term of the Option or SAR as applicable): (i) upon termination of Service for any reason, all unvested portions of any outstanding Awards shall be immediately forfeited without consideration and the vested portions of any outstanding Stock Units shall be settled upon termination; (ii) if the Service of a Participant is terminated for Cause, then all unexercised Options and SARs, unvested portions of Stock Units and unvested portions of Stock Grants shall terminate and be forfeited immediately without consideration; (iii) if the Service of Participant is terminated for any reason other than for Cause, death, or Disability, then the vested portion of his/her then-outstanding Options/SARs may be exercised by such Participant or his or her personal representative within three months after the date of such termination; or (iv) if the Service of a Participant is terminated due to death or Disability, the vested portion of his/her then-outstanding Options/SARs may be exercised within eighteen months after the date of termination of Service.

(h) Director Fees. Each Non-Employee Director may elect to receive a Stock Grant under the Plan in lieu of payment of a portion of his or her regular annual retainer based on the Fair Market Value of the Shares on the date any regular annual retainer would otherwise be paid. For purposes of the Plan, a Non-Employee Director’s regular annual retainer shall not include any additional retainer paid in connection with service on any committee of the Board or paid for any other reason. Such an election may be for any dollar or percentage amount equal to at least 25% of the Non-Employee Director’s regular annual retainer (up to a limit of 100% of the Non-Employee Director’s regular annual retainer). The election must be made prior to the beginning of the annual board of directors cycle which shall be any twelve month continuous period designated by the Board. Any amount of the regular annual retainer not elected to be received as a Stock Grant shall be payable in cash in accordance with the Company’s standard payment procedures. Shares granted under this Section 4(h) shall otherwise be subject to the terms of the Plan applicable to Non-Employee Directors or to Participants generally (other than provisions specifically applying only to Employees).

SECTION 5. SHARES SUBJECT TO PLAN AND SHARE LIMITS.

(a) Basic Limitation. The stock issuable under the Plan shall be authorized but unissued Shares. The aggregate number of Shares reserved for Awards under the Plan shall not exceed 350,000,000 Shares, subject to adjustment pursuant to Section 11.

(b) Additional Shares. If Awards are forfeited or are terminated for any other reason before being exercised, then the Shares underlying such Awards shall again become available for Awards under the Plan. SARs shall be counted in full against the number of Shares available for issuance under the Plan, regardless of the number of Shares issued upon settlement of the SARs.

(c) Dividend Equivalents. Any dividend equivalents distributed under the Plan shall not be applied against the number of Shares available for Awards.

(d) Share Limits.

(i) Limits on Options. Subject to adjustment pursuant to Section 11, no Key Employee shall receive Options to purchase Shares during any Fiscal Year covering in excess of 5,000,000 Shares and the aggregate maximum number of Shares that may be issued in connection with ISOs shall be 350,000,000 Shares.

(ii) Limits on SARs. Subject to adjustment pursuant to Section 11, no Key Employee shall receive Awards of SARs during any Fiscal Year covering in excess of 5,000,000 Shares and the aggregate maximum number of Shares that may be issued in connection with SARs shall be 350,000,000 Shares.

(iii) Limits on Stock Grants and Stock Units. Subject to adjustment pursuant to Section 11, no Key Employee shall receive Stock Grants or Stock Units during any Fiscal Year covering, in the aggregate, in excess of 5,000,000 Shares and the aggregate maximum number of Shares that may be issued as Stock Grants or Stock Units shall in the aggregate be 35,000,000 Shares.

(iv) Limits on Awards to Non-Employee Directors. Subject to adjustment pursuant to Section 11, no Non-Employee Director shall receive Awards during any Fiscal Year covering, in the aggregate, in excess of 50,000 Shares; provided that any Shares received pursuant to an election under Section 4(h) shall not count against such limit.

SECTION 6. TERMS AND CONDITIONS OF OPTIONS.

(a) Stock Option Agreement. Each Grant of an Option under the Plan shall be evidenced and governed exclusively by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the

Plan and that the Committee deems appropriate for inclusion in a Stock Option Agreement (including without limitation any performance conditions). The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. The Stock Option Agreement shall also specify whether the Option is an ISO or an NSO.

(b) Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall be subject to adjustment of such number in accordance with Section 11.

(c) Exercise Price. An Option’s Exercise Price shall be established by the Committee and set forth in a Stock Option Agreement. The Exercise Price of an Option shall not be less than 100% of the Fair Market Value (110% for ISO grants to 10-Percent Shareholders) on the date of Grant.

(d) Exercisability and Term. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an Option shall in no event exceed nine years from the date of Grant. Unless the applicable Stock Option Agreement provides otherwise, each Option shall vest and become exercisable with respect to 20% of the Shares subject to the Option upon completion of one year of Service measured from the vesting commencement date, the balance of the Shares subject to the Option shall vest and become exercisable in forty-eight equal installments upon completion of each month of Service thereafter, and the term of the Option shall be nine years from the date of Grant. A Stock Option Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability, or other events. Notwithstanding any other provision of the Plan, no Option can be exercised after the expiration date provided in the applicable Stock Option Agreement and no Option may provide that, upon exercise of the Option, a new Option will automatically be granted.

(e) Modifications or Assumption of Options. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of Shares, at the same or a different Exercise Price, and with the same or different vesting provisions. Notwithstanding the preceding sentence or anything to the contrary herein, the Committee may not Re-Price outstanding Options unless there is approval by the Company shareholders and no modification of an Option shall, without the consent of the Optionee, impair his or her rights or obligations under such Option.

(f) Assignment or Transfer of Options. Except as otherwise provided in the applicable Stock Option Agreement and then only to the extent permitted by applicable law, no Option shall be transferable by the Optionee other than by will or by the laws of descent and distribution. Except as otherwise provided in the applicable Stock Option Agreement, an Option may be exercised during the lifetime of the Optionee only by the Optionee or by the guardian or legal representative of the Optionee. No Option or interest therein may be assigned, pledged or hypothecated by the Optionee during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

SECTION 7. PAYMENT FOR OPTION SHARES.

The entire Exercise Price of Shares issued upon exercise of Options shall be payable in cash at the time when such Shares are purchased, except as follows and if so provided for in an applicable Stock Option Agreement:

(i) Surrender of Stock. Payment for all or any part of the Exercise Price may be made with Shares which have already been owned by the Optionee; provided that the Committee may, in its sole discretion, require that Shares tendered for payment be previously held by the Optionee for a minimum duration. Such Shares shall be valued at their Fair Market Value.

(ii) Cashless Exercise. Payment for all or any part of the Exercise Price may be made through Cashless Exercise.

(iii) Other Forms of Payment. Payment for all or any part of the Exercise Price may be made in any other form that is consistent with applicable laws, regulations and rules and approved by the Committee.

In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Section 7. In the case of an NSO granted under the Plan, the Committee may, in its discretion at any time, accept payment in any form(s) described in this Section 7.

SECTION 8. TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.

(a) SAR Agreement. Each Grant of a SAR under the Plan shall be evidenced and governed exclusively by a SAR Agreement between the Participant and the Company. Such SAR shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in a SAR Agreement (including without limitation any performance conditions). A SAR Agreement may provide for a maximum limit on the amount of any payout notwithstanding the Fair Market Value on the date of exercise of the SAR. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Participant’s compensation.

(b) Number of Shares. Each SAR Agreement shall specify the number of Shares to which the SAR pertains and shall be subject to adjustment of such number in accordance with Section 11.

(c) Exercise Price. Each SAR Agreement shall specify the Exercise Price which shall be established by the Committee. The Exercise Price of a SAR shall not be less than 100% of the Fair Market Value on the date of Grant.

(d) Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR which shall not exceed nine years from the date of Grant. Unless the applicable SAR Agreement provides otherwise, each SAR shall vest and become exercisable with respect to 20% of the Shares subject to the SAR upon completion of one year of Service measured from the vesting commencement date, the balance of the Shares subject to the SAR shall vest and become exercisable in forty-eight equal installments upon completion of each month of Service thereafter, and the term of the SAR shall be nine years from the date of Grant. A SAR Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability, or other events. SARs may be awarded in combination with Options or Stock Grants, and such an Award shall provide that the SARs will not be exercisable unless the related Options or Stock Grants are forfeited. A SAR may be included in an ISO only at the time of Grant but may be included in an NSO at the time of Grant or at any subsequent time, but not later than six months before the expiration of such NSO. No SAR may provide that, upon exercise of the SAR, a new SAR will automatically be granted.

(e) Exercise of SARs. If, on the date when a SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion. Upon exercise of a SAR, the Participant (or any person having the right to exercise the SAR) shall receive from the Company (i) Shares, (ii) cash or (iii) any combination of Shares and cash, as the Committee shall determine at the time of Grant of the SAR, in its sole discretion. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of exercise) of the Shares subject to the SARs exceeds the Exercise Price of the Shares.

(f) Modification or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding stock appreciation rights or may accept the cancellation of outstanding stock appreciation rights (including stock appreciation rights granted by another issuer) in return for the grant of new SARs for the same or a different number of Shares, at the same or a different Exercise Price, and with the same or different vesting provisions. Notwithstanding the preceding sentence or anything to the contrary herein, unless there is approval by the Company shareholders, the Committee may not Re-Price outstanding SARs and no modification of a SAR shall, without the consent of the Participant, impair his or her rights or obligations under such SAR.

(g) Assignment or Transfer of SARs. Except as otherwise provided in the applicable SAR Agreement and then only to the extent permitted by applicable law, no SAR shall be transferable by the Participant other than by will or by the laws of descent and distribution. Except as otherwise provided in the applicable SAR Agreement, a SAR may be exercised during the lifetime of the Participant only by the Participant or by the guardian or legal representative of the Participant. No SAR or interest therein may be assigned, pledged or hypothecated by the Participant during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

SECTION 9. TERMS AND CONDITIONS FOR STOCK GRANTS.

(a) Amount and Form of Awards. Awards under this Section 9 may be granted in the form of a Stock Grant. Each Stock Grant Agreement shall specify the number of Shares to which the Stock Grant pertains and shall be subject to adjustment of such number in accordance with Section 11. A Stock Grant may also be awarded in combination with NSOs, and such an Award may provide that the Stock Grant will be forfeited in the event that the related NSOs are exercised.

(b) Stock Grant Agreement. Each Stock Grant awarded under the Plan shall be evidenced and governed exclusively by a Stock Grant Agreement between the Participant and the Company. Each Stock Grant shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in the applicable Stock Grant Agreement (including without limitation any performance conditions). The provisions of the various Stock Grant Agreements entered into under the Plan need not be identical.

(c) Payment for Stock Grants. Stock Grants may be issued with or without cash consideration or any other form of legally permissible consideration approved by the Committee.

(d) Vesting Conditions. Each Stock Grant may or may not be subject to vesting. Any such vesting provision may provide that Shares shall vest based on Service over time or shall vest, in full or in installments, upon satisfaction of performance conditions specified in the Stock Grant Agreement which may include Performance Goals pursuant to Section 4(e). Unless the applicable Stock Grant Agreement provides otherwise, each Stock Grant shall vest with respect to 20% of the Shares subject to the Stock Grant upon completion of each year of Service on each of the first through fifth annual anniversaries of the vesting commencement date. A Stock Grant Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability, or other events.

(e) Assignment or Transfer of Stock Grants. Except as provided in the applicable Stock Grant Agreement, and then only to the extent permitted by applicable law, a Stock Grant awarded under the Plan shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Section 9(e) shall be void. However, this Section 9(e) shall not preclude a Participant from designating a beneficiary who will receive any vested outstanding Stock Grant Awards in the event of the Participant’s death, nor shall it preclude a transfer of vested Stock Grant Awards by will or by the laws of descent and distribution.

(f) Voting and Dividend Rights. The holder of a Stock Grant awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other shareholders. A Stock Grant Agreement, however, may require that the holder of such Stock Grant invest any cash dividends received in additional Shares subject to the Stock Grant. Such additional Shares subject to the Stock Grant shall be subject to the same conditions and restrictions as the Stock Grant with respect to which the dividends were paid. Such additional Shares subject to the Stock Grant shall not reduce the number of Shares available for issuance under Section 5.

(g) Modification or Assumption of Stock Grants. Within the limitations of the Plan, the Committee may modify or assume outstanding stock grants or may accept the cancellation of outstanding stock grants (including stock granted by another issuer) in return for the grant of new Stock Grants for the same or a different number of Shares and with the same or different vesting provisions. Notwithstanding the preceding sentence or anything to the contrary herein, no modification of a Stock Grant shall, without the consent of the Participant, impair his or her rights or obligations under such Stock Grant.

SECTION 10. TERMS AND CONDITIONS OF STOCK UNITS.

(a) Stock Unit Agreement. Each grant of Stock Units under the Plan shall be evidenced and governed exclusively by a Stock Unit Agreement between the Participant and the Company. Such Stock Units shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in the applicable Stock Unit Agreement (including without limitation any performance conditions). The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the Participant’s other compensation.

(b) Number of Shares. Each Stock Unit Agreement shall specify the number of Shares to which the Stock Unit Grant pertains and shall be subject to adjustment of such number in accordance with Section 11.

(c) Payment for Stock Units. Stock Units shall be issued without consideration.

(d) Vesting Conditions. Each Award of Stock Units may or may not be subject to vesting. Any such vesting provision may provide that Shares shall vest based on Service over time or shall vest, in full or in installments, upon satisfaction of performance conditions specified in the Stock Unit Agreement which may include Performance Goals pursuant to Section 4(e). Unless the applicable Stock Unit Agreement provides otherwise, each Stock Unit shall vest with respect to 20% of the Shares subject to the Stock Unit upon completion of each year of Service on each of the first through fifth annual anniversaries of the vesting commencement date. A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability, or other events.

(e) Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach.

(f) Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as determined by the Committee at the time of the grant of the Stock Units, in its sole discretion. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when the vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred, in accordance with applicable law, to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 11.

(g) Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

(h) Modification or Assumption of Stock Units. Within the limitations of the Plan, the Committee may modify or assume outstanding stock units or may accept the cancellation of outstanding stock units (including stock units granted by another issuer) in return for the grant of new Stock Units for the same or a different number of Shares and with the same or different vesting provisions. Notwithstanding the preceding sentence or anything to the contrary herein, no modification of a Stock Unit shall, without the consent of the Participant, impair his or her rights or obligations under such Stock Unit.

(i) Assignment or Transfer of Stock Units. Except as provided in the applicable Stock Unit Agreement, and then only to the extent permitted by applicable law, Stock Units shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Section 10(i) shall be void. However, this Section 10(i)

shall not preclude a Participant from designating a beneficiary who will receive any outstanding vested Stock Units in the event of the Participant’s death, nor shall it preclude a transfer of vested Stock Units by will or by the laws of descent and distribution.

SECTION 11. PROTECTION AGAINST DILUTION.

(a) Adjustments. In the event of a subdivision of the outstanding Shares, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Shares (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make appropriate adjustments to the following:

(i) the number of Shares and the kind of shares or securities available for future Awards under Section 5;

(ii) the limits on Awards specified in Section 5;

(iii) the number of Shares and the kind of shares or securities covered by each outstanding Award; or

(iv) the Exercise Price under each outstanding SAR or Option.

(b) Participant Rights. Except as provided in this Section 11, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class. If by reason of an adjustment pursuant to this Section 11 a Participant’s Award covers additional or different shares of stock or securities, then such additional or different shares and the Award in respect thereof shall be subject to all of the terms, conditions and restrictions which were applicable to the Award and the Shares subject to the Award prior to such adjustment.

(c) Fractional Shares. Any adjustment of Shares pursuant to this Section 11 shall be rounded down to the nearest whole number of Shares. Under no circumstances shall the Company be required to authorize or issue fractional shares and no consideration shall be provided as a result of any fractional shares not being issued or authorized.

SECTION 12. EFFECT OF A CORPORATE TRANSACTION.

(a) Corporate Transaction. In the event that the Company is a party to a Corporate Transaction, outstanding Awards shall be subject to the applicable agreement of merger, reorganization, or sale of assets. Such agreement may provide, without limitation, for the assumption or substitution of outstanding Options, SARs, or Stock Units by the surviving corporation or its parent, for the assumption of outstanding Stock Grant Agreements by the surviving corporation or its parent, for the replacement of outstanding Options, SARs, and Stock Units with a cash incentive program of the surviving corporation which preserves the spread existing on the unvested portions of such outstanding Awards at the time of the transaction and provides for subsequent payout in accordance with the same vesting provisions applicable to those Awards, for accelerated vesting of outstanding Awards, or for the cancellation of outstanding Options, SARs, and Stock Units, with or without consideration, in all cases without the consent of the Participant.

(b) Acceleration. The Committee may determine, at the time of grant of an Award or thereafter, that such Award shall become fully vested as to all Shares subject to such Award in the event that a Corporate Transaction or a Change in Control occurs. Unless otherwise provided in the applicable Award agreement, in the event that a Corporate Transaction occurs and any outstanding Options, SARs or Stock Units are not assumed, substituted, or replaced with a cash incentive program pursuant to Section 12(a) or any outstanding Stock Grant Agreements are not assumed pursuant to Section 12(a), then such Awards shall fully vest and be fully exercisable immediately prior to such Corporate Transaction. Immediately following the consummation of a Corporate Transaction, all outstanding Options, SARs and Stock Units shall terminate and cease to be outstanding, except to the extent that they are assumed by the surviving corporation or its parent.

(c) Dissolution. To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

SECTION 13. LIMITATIONS ON RIGHTS.

(a) No Entitlements. A Participant’s rights, if any, in respect of or in connection with any Award is derived solely from the discretionary decision of the Company to permit the individual to participate in the Plan and to benefit from a discretionary Award. By accepting an Award under the Plan, a Participant expressly acknowledges that there is no obligation on the part of the Company to continue the Plan and/or grant any additional Awards. Any Award granted hereunder is not intended to be compensation of a continuing or recurring nature, or part of a Participant’s normal or expected compensation, and in no way represents any portion of a Participant’s salary, compensation, or other remuneration for purposes of pension benefits, severance, redundancy, resignation or any other purpose.

Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an employee, consultant or director of the Company, a Parent, a Subsidiary or an Affiliate. The Company and its Parents and Subsidiaries and Affiliates reserve the right to terminate the Service of any person at any time, and for any reason, subject to applicable laws, the Company’s Articles of Incorporation and Bylaws and a written employment agreement (if any), and such terminated person shall be deemed irrevocably to have waived any claim to damages or specific performance for breach of contract or dismissal, compensation for loss of office, tort or otherwise with respect to the Plan or any outstanding Award that is forfeited and/or is terminated by its terms or to any future Award.

(b) Shareholders’ Rights. A Participant shall have no dividend rights, voting rights or other rights as a shareholder with respect to any Shares covered by his or her Award prior to the issuance of such Shares (as evidenced by an appropriate entry on the books of the Company or a duly authorized transfer agent of the Company). No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such Shares are issued, except as expressly provided in Section 11.

(c) Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Shares or other securities under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Shares or other securities pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Shares or other securities, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

SECTION 14. WITHHOLDING TAXES.

(a) General. A Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with his or her Award. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

(b) Share Withholding. If a public market for the Company’s Shares exists, the Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering or attesting to all or a portion of any Shares that he or she previously acquired. Such Shares shall be valued based on the value of the actual trade or, if there is none, the Fair Market Value as of the previous day. Any payment of taxes by assigning Shares to the Company may be subject to restrictions, including, but not limited to, any restrictions required by rules of the SEC. The Committee may, in its discretion, also permit a Participant to satisfy withholding or income tax obligations related to an Award through Cashless Exercise or through a sale of Shares underlying the Award.

SECTION 15. DURATION AND AMENDMENTS.

(a) Term of the Plan. The Plan shall become effective upon its approval by Company shareholders. The Plan shall terminate at the Company’s 2007 Annual Meeting of Shareholders and may be terminated on any earlier date pursuant to this Section 15.

(b) Right to Amend or Terminate the Plan. The Board may amend or terminate the Plan at any time and for any reason. The termination of the Plan, or any amendment thereof, shall not impair the rights or obligations of any Participant under any Award previously granted under the Plan without the Participant’s consent. No Awards shall be granted under the Plan after the Plan’s termination. An amendment of the Plan shall be subject to the approval of the Company’s shareholders only to the extent such approval is otherwise required by applicable laws, regulations or rules.

SECTION 16. EXECUTION.

To record the adoption of the Plan by the Board, the Company has caused its duly authorized officer to execute this Plan on behalf of the Company.

CISCO SYSTEMS, INC.

By
Title

CISCO SYSTEMS

CISCO SYSTEMS, INC.
C/O PROXY SERVICES
P.O. BOX 9112
FARMINGDALE, NY 11735

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Cisco Systems, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time, the day before the meeting date. Have your proxy card in hand when you call and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Cisco Systems, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CISCO SYSTEMS, INC.

PROPOSAL 1 - To elect as directors the following nominees:

01) Carol A. Bartz
02) M. Michele Burns
03) Larry R. Carter
04) John T. Chambers
05) Dr. John L. Hennessy
06) Richard M. Kovacevich
07) Roderick C. McGeary
08) James C. Morgan
09) John P. Morgridge
10) Steven M. West
11) Jerry Yang

For All	Withhold From All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee, mark "For All Except" and write the nominee's number on the line below.

____

	For	Against	Abstain
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2. PROPOSAL 2 - To approve the adoption of the 2005 Stock Incentive Plan.	☐	☐	☐
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 3. PROPOSAL 3 - To ratify the appointment of PricewaterhouseCoopers LLP as Cisco's independent registered public accounting firm for the fiscal year ending July 29, 2006.	☐	☐	☐
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" PROPOSAL 4. PROPOSAL 4 - Proposal submitted by a shareholder urging the Board of Directors to adopt a policy that a significant portion of future equity compensation grants to senior executives shall be shares of stock that require the achievement of performance goals as a prerequisite to vesting, as more fully set forth in the accompanying proxy statement.	☐	☐	☐
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" PROPOSAL 5. PROPOSAL 5 - Proposal submitted by shareholders requesting that the Board's Compensation Committee initiate a review of Cisco's executive compensation policies and to make available, upon request, a report of that review by January 1, 2006, as more fully set forth in the accompanying proxy statement.	☐	☐	☐
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" PROPOSAL 6. PROPOSAL 6 - Proposal submitted by shareholders requesting the Board to prepare a report to shareholders describing the progress toward development and implementation of a Company Human Rights policy and the plan for implementation with partners and resellers by May 31, 2006, as more fully set forth in the accompanying proxy statement.	☐	☐	☐

This proxy card must be signed for your instructions to be executed. Each joint owner should sign. Signatures should correspond with names printed on this proxy card. Attorneys, executors, administrators, guardians, trustees, corporate officers or others signing in a representative capacity should give full title.

	Yes	No
HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household	☐	☐

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

CISCO SYSTEMS, INC.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, NOVEMBER 15, 2005
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned revokes all previous proxies, acknowledges receipt of the notice of the shareholders' annual meeting to be held November 15, 2005 and the proxy statement, and appoints John T. Chambers and Dennis D. Powell or either of them the proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Cisco Systems, Inc. that the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the Annual Meeting of Shareholders of Cisco to be held on Tuesday, November 15, 2005 at 10:00 a.m. Pacific Time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THEN THIS PROXY WILL BE VOTED IN FAVOR OF ELECTING THE ELEVEN NOMINEES NOTED HEREON TO THE BOARD OF DIRECTORS, FOR PROPOSALS 2 AND 3 AND AGAINST PROPOSALS 4, 5 AND 6. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

SEE REVERSE SIDE

TO BE SIGNED AND DATED ON REVERSE SIDE

SEE REVERSE SIDE